STOCK PURCHASE AGREEMENT

BY AND AMONG

DOBSON CC LIMITED PARTNERSHIP,

EVERETT R. DOBSON

AND

BANK OF AMERICA, N.A.

Dated as of May 16, 2003

Table of Contents

ARTICLE I DEFINITIONS *

ARTICLE II SALE AND PURCHASE OF SHARES *

2.1 Sale and Purchase of Shares *

2.2 Purchase Price *

(a) DCCLP Shares *

(b) Everett Shares *

2.3 Closing *

2.4 Securities Acquired in Connection with Debt *

ARTICLE III REPRESENTATIONS AND WARRANTIES OF DCCLP AND EVERETT *

3.1 Organization and Good Standing *

3.2 Capitalization of the Company *

3.3 Ownership and Transfer of Shares *

3.4 Due Authorization *

3.5 No Conflicts *

3.6 No Third Party Consents, Etc. *

3.7 Affiliated Transactions *

3.8 Oklahoma Laws *

3.9 AWS/Childs Rights *

3.10 Lehman Rights *

3.11 Litigation *

3.12 Control Shares *

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF LENDER *

4.1 Organization and Good Standing *

4.2 Due Authorization *

4.3 No Conflicts *

4.4 No Third Party Consents, Etc. *

4.5 Restrictions on Transfer *

4.6 Investment Intent *

ARTICLE V CONDITIONS TO CLOSING *

5.1 Conditions Precedent to Obligations of Lender *

(a) Representations and Warranties True and Correct *

(b) Performance *

(c) Consents *

(d) No Material Adverse Changes *

(e) DCCLP Loan and Settlement Agreements *

(f) Everett Loan and Settlement Agreements *

(g) Good Standing Certificate *

(h) Certificate of General Partner *

(i) Certificate of Incumbency *

(j) Opinion of Edwards & Angell, LLP *

(k) Opinion of Pate, Kempf & Knarr, P.C. *

(l) Opinion of McAfee & Taft *

(l) Opinion of Wilkinson Barker Knauer, LLP *

(n) Lien Searches *

(o) DCCLP Stock Power *

(p) Everett Stock Power *

(q) Stock Certificates *

(r) AWS/Childs Agreement *

(s) Other Documents, Instruments, Certificates, Etc. *

(t) Waiver of Confidentiality Agreement *

(u) Exemption from Business Combinations Statute *

(v) Consummation of Transactions *

(w) Modification Agreement *

5.2 Conditions Precedent to Obligations of DCCLP and Everett *

(a) Representations and Warranties True and Correct *

(b) Performance *

(c) Consents *

(d) Payment of Purchase Price *

(e) DCCLP Loan and Settlement Agreements *

(f) Everett Loan and Settlement Agreements *

(g) Representation Letter *

ARTICLE VI SALES OR TRANSFERS OF SHARES *

6.1 Tag Along Rights *

6.2 Drag Along Rights *

6.3 DCCLP Loan and Settlement Agreements *

6.4 Lock-Up Agreement *

ARTICLE VII INDEMNIFICATION *

7.1 Indemnification *

7.2 Contribution *

7.3 Defense of Claims *

ARTICLE VIII MISCELLANEOUS *

8.1 Stock Dividends, Stock Splits, Etc. *

8.2 Legends *

8.3 Survival of Representations and Warranties *

8.4 Further Assurances *

8.5 Fees and Expenses *

8.6 Submission to Jurisdiction *

8.7 Consent to Service of Process *

8.8 Waiver of Jury Trial *

8.9 Entire Agreement *

8.10 Successors and Assigns *

8.11 Amendments and Waivers *

8.12 Notices *

8.13 Governing Law *

8.14 Table of Contents and Headings *

8.15 Severability *

8.16 No Third-Party Beneficiaries *

8.17 Counterparts *

8.18 Schedules *

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of May 16, 2003, by and among Dobson CC Limited Partnership, an Oklahoma limited partnership ("DCCLP"), Everett R. Dobson, an individual ("Everett"), Bank of America, N.A., a national banking association ("Lender"), and solely with respect to Section 6.4 hereof, Dobson Communications Corporation, an Oklahoma corporation (the "Company").

W I T N E S S E T H:

WHEREAS, DCCLP and Lender are parties to that certain Second Amended, Restated, and Consolidated Credit Agreement, dated as of March 15, 2002, but effective as of January 15, 2002, as amended, pursuant to which Lender, among other things, extended a loan to DCCLP (the "DCCLP Loan"); and

WHEREAS, Everett and Lender are parties to that certain Second Amended and Restated Loan Agreement, effective as of March 20, 2002, as amended, pursuant to which Lender, among other things, extended certain loans to Everett (collectively, the "Everett Loans"); and

WHEREAS, DCCLP, Everett, certain other affiliates of Everett and DCCLP, and Lender desire to enter into that certain Settlement Agreement, dated as of the date hereof (the "Settlement Agreement"), which provides for, among other things, the modification, amendment and restructure of the DCCLP Loan and the Everett Loans; and

WHEREAS, DCCLP and Lender desire to enter into that certain Third Amended, Restated, and Consolidated Credit Agreement, dated as of the date hereof (the "DCCLP Loan Agreement," and together with the Settlement Agreement, with respect to DCCLP, the "DCCLP Loan and Settlement Agreements"), which provides for, among other things, the modification, amendment and restructure of the DCCLP Loan; and

WHEREAS, Everett, certain other affiliates of Everett, and Lender desire to enter into that certain Third Amendment to Second Amended and Restated Loan Agreement, dated as of the date hereof (the "Everett Loan Agreement," and together with the Settlement Agreement, with respect to Everett, the "Everett Loan and Settlement Agreements"), which provides for, among other things, the modification, amendment and restructure of the Everett Loans; and

WHEREAS, in order to induce Lender to enter into each of the DCCLP Loan and Settlement Agreements and the Everett Loan and Settlement Agreements, (i) DCCLP desires to, among other things, sell to Lender, and Lender desires to purchase from DCCLP, (x) an aggregate of 199,184 shares (the "Direct DCCLP Shares") of the Company's Class A common stock, par value $0.001 per share ("Class A Common Stock"), and (y) an aggregate of 32,300,816 shares (the "Convertible DCCLP Shares") of the Company's Class B common stock, par value $0.001 per share ("Class B Common Stock"), which Convertible DCCLP Shares shall automatically be converted into an aggregate of 32,300,816 shares (the "Indirect DCCLP Shares," and together with the Direct DCCLP Shares, the "DCCLP Shares") of Class A Common Stock without any action on the part of the Company or Lender pursuant to the terms and provisions of the Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation"), and (ii) Everett desires to, among other things, sell to Lender, and Lender desires to purchase from Everett, an aggregate of 85,000 shares of Class A Common Stock (the "Everett Shares," and together with the DCCLP Shares, the "Conversion Shares"), for the purchase price and upon the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, agreements and covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings specified below:

"121/4% Preferred Stock" shall have the meaning ascribed to such term in Section 3.2(a) hereof.

"13% Preferred Stock" shall have the meaning ascribed to such term in Section 3.2(a) hereof.

"Acquisition Shares" shall mean the Direct DCCLP Shares, the Convertible DCCLP Shares and the Everett Shares, collectively; provided, that upon Lender's receipt of the Indirect DCCLP Shares, such term shall be deemed to refer to the Conversion Shares.

"Additional Sale Deficiency Number" shall mean that number of Conversion Shares which is equal to the excess, if any, of (i) 6,000,000 over (ii) the sum of (A) the Additional Sales Share Number and (B) that number of Conversion Shares sold, transferred or otherwise disposed of, directly or indirectly, by Lender in connection with private sale transactions which are not included in the Additional Sales Share Number.

"Additional Sales Share Number" shall mean that number of Conversion Shares sold, transferred or otherwise disposed of, in one or more transactions, by Lender to one or more Target Persons after the earlier to occur of (i) November 2, 2003 and (ii) a Release Event.

"Affiliate" shall mean, with respect to any Person, any other Person controlling, controlled by or under common control with such Person.

"Agreement" shall have the meaning ascribed to such term in the first paragraph hereof.

"American Cellular" shall mean American Cellular Corporation, a Delaware corporation.

"Ancillary DCCLP Documents" shall have the meaning ascribed to such term in Section 3.4(a) hereof.

"Ancillary Everett Documents" shall have the meaning ascribed to such term in Section 3.4(b) hereof.

"Anniversary Period" shall mean a period of twelve (12) consecutive months ending on a day which is an anniversary date of this Agreement.

"Announcement Date" shall have the meaning ascribed to such term in Section 6.2(d) hereof.

"AWS" shall mean AT&T Wireless Services, Inc., a Delaware corporation.

"AWS/Childs Agreement" shall have the meaning ascribed to such term in Section 5.1(r) hereof.

"Beneficial Owner" shall have the meaning assigned to such term in Rule 13d-3 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

"Business Day" means any day on which national banking institutions in New York, New York are open to the public for conducting business and are not required or authorized to close.

"Certificate of Incorporation" shall have the meaning ascribed to such term in the recitals hereof.

"Certificate of Limited Partnership" shall mean the Certificate of Limited Partnership of DCCLP, as filed with the Secretary of State of the State of Oklahoma, as amended to the date hereof.

"Childs" shall mean J. W. Childs Equity Partners II, L.P., a Delaware limited partnership, and its affiliated funds and co-investors.

"Class A Common Stock" shall have the meaning ascribed to such term in the recitals hereof.

"Class A Market Price" shall mean, with respect to the Class A Common Stock, (i) the last reported sales price for the Class A Common Stock as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or (ii) if not so reported, the last reported bid price for the Class A Common Stock in the over-the-counter market. In the event the Class A Market Price cannot be determined as aforesaid, Lender shall determine the Class A Market Price on the basis of such quotations as it in good faith considers appropriate. Such determination may be challenged in good faith by DCCLP, and any such dispute shall be resolved at the non-prevailing party's cost by the determination of an investment banking firm of recognized national standing selected by Lender and reasonably acceptable to DCCLP, which determinations shall be made in good faith and be conclusive absent manifest error.

"Class B Common Stock" shall have the meaning ascribed to such term in the recitals hereof.

"Class C Common Stock" shall have the meaning ascribed to such term in Section 3.2(a) hereof.

"Class D Common Stock" shall have the meaning ascribed to such term in Section 3.2(a) hereof.

"Closing" shall have the meaning ascribed to such term in Section 2.3 hereof.

"Closing Date" shall have the meaning ascribed to such term in Section 2.3 hereof.

"Commission" shall mean the Securities and Exchange Commission.

"Common Stock" shall have the meaning ascribed to such term in Section 3.2(a) hereof.

"Company" shall have the meaning ascribed to such term in the recitals hereof.

"Control Shares" shall mean that number of Released Shares of which DCCLP must be the Beneficial Owner (if any) under the terms of any document that may now or in the future govern the issuance of any debt or preferred stock issued by the Company or any of its Subsidiaries, and that provides for the occurrence of an event of default or gives rise to any right of redemption or redemption obligation upon the occurrence of certain changes (such changes as specified or described in each such respective document) in the Beneficial Ownership of Common Stock by DCCLP in order to avoid the occurrence of such an event of default or creation of such a right of redemption or redemption obligation.

"Conversion Shares" shall have the meaning ascribed to such term in the recitals hereof.

"Convertible DCCLP Shares" shall have the meaning ascribed to such term in the recitals hereof.

"DCCLP Loan" shall have the meaning ascribed to such term in the recitals hereof.

"DCCLP Loan Agreement" shall have the meaning ascribed to such term in the recitals hereof.

"DCCLP Loan and Settlement Agreements" shall have the meaning ascribed to such term in the recitals hereof.

"DCCLP Shares" shall have the meaning ascribed to such term in the recitals hereof.

"DCCLP Total Shares" shall have the meaning ascribed to such term in Section 6.1(a) hereof.

"DCCLP" shall have the meaning ascribed to such term in the recitals hereof.

"Direct DCCLP Shares" shall have the meaning ascribed to such term in the recitals hereof.

"Drag Along Election" shall have the meaning ascribed to such term in Section 6.2(a) hereof.

"Drag Along Obligation" shall have the meaning ascribed to such term in Section 6.2(a) hereof.

"Drag Along Price" shall have the meaning ascribed to such term in Section 6.2(d) hereof.

"Drag Along Purchaser" shall have the meaning ascribed to such term in Section 6.2(a) hereof.

"Drag Conversion Shares" shall have the meaning ascribed to such term in Section 6.2(a) hereof.

"Drag Trigger Transaction" shall have the meaning ascribed to such term in Section 6.2(a) hereof.

"Everett Loan Agreement" shall have the meaning ascribed to such term in the recitals hereof.

"Everett Loan and Settlement Agreements" shall have the meaning ascribed to such term in the recitals hereof.

"Everett Loans" shall have the meaning ascribed to such term in the recitals hereof.

"Everett Shares" shall have the meaning ascribed to such term in the recitals hereof.

"Everett" shall have the meaning ascribed to such term in the recitals hereof.

"Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

"Extraordinary Transaction" shall mean (i) the consolidation, merger, share exchange or similar transaction of the Company with or into any other Person (other than the Company, DCCLP, Everett or any of their respective Affiliates), (ii) the sale of all, or substantially all, the assets of the Company in a single transaction or a series of transactions to any Person (other than the Company, DCCLP, Everett or any of their respective Affiliates), (iii) any reorganization or recapitalization of the Company or (iv) the consummation of any transaction or series of related transactions, the result of any of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Company, DCCLP, Everett or any of their respective Affiliates becomes the Beneficial Owner, directly or indirectly, of shares of capital stock of the Company representing 50% or more of the voting power of the Company; provided, however, that an Extraordinary Transaction shall not include the consummation of a merger, tender offer, reorganization or exchange of securities involving the Company and/or its Affiliates, on the one hand, and American Cellular and/or its Affiliates or security holders, on the other hand.

"Governmental Body" shall mean any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator.

"Indemnified Party" shall have the meaning ascribed to such term in Section 7.1 hereof.

"Indirect DCCLP Shares" shall have the meaning ascribed to such term in the recitals hereof.

"JWC Group Stockholders" shall have the meaning set forth in the Stockholder Agreement.

"Lehman" shall mean LB I Group, Inc., a Delaware corporation.

"Lender" shall have the meaning ascribed to such term in the recitals hereof.

"Lender Total Shares" shall have the meaning ascribed to such term in Section 6.1(a) hereof.

"Letter Agreement" shall mean that certain letter, dated as of August 28, 2001, delivered by the Company to Lender, pursuant to which the Company provided certain assurances to Lender, as set forth therein.

"Lien" means any lien, pledge, hypothecation, mortgage, deed of trust, security interest, claim, lease, charge, equity, encumbrance, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement or any other restriction or limitation whatsoever.

"Limited Partnership Agreement" shall mean the Limited Partnership Agreement of DCCLP, dated as of December 29, 1993, as amended to the date hereof.

"Losses" shall have the meaning ascribed to such term in Section 7.1 hereof.

"Material Adverse Effect" shall mean an event, occurrence or condition that has had or resulted in, or would reasonably be expected to have or result in, a material adverse effect or change in or on a party's business, condition (financial or otherwise), assets, liabilities, prospects, working capital or results of operations.

"Minimum Payments" shall have the meaning contemplated by Section 3.3 of the DCCLP Loan Agreement.

"Note" shall mean that certain secured promissory note of DCCLP in the principal amount of $60,000,000, as contemplated by the DCCLP Loan and Settlement Agreements.

"Offered Drag Shares" shall have the meaning ascribed to such term in Section 6.2(a) hereof.

"Offered Tag Shares" shall have the meaning ascribed to such term in Section 6.1(a) hereof.

"Order" shall mean any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

"Permits" shall mean any approval, authorization, consent, license, permit or certificate.

"Person" shall mean any individual, corporation, limited liability company, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

"Pre-Announcement Price" shall have the meaning ascribed to such term in Section 6.2(d) hereof.

"Preferred Stock" shall have the meaning ascribed to such term in Section 3.2(a) hereof.

"Proceeding" shall mean any judicial, administrative, arbitration or governmental action, suit, proceeding (public or private), or claim.

"Prohibited Transfer" shall have the meaning ascribed to such term in Section 6.1(g) hereof.

"Purchase Agreement" shall mean that certain Stock Purchase Agreement, dated as of August 27, 2001, by and among Lehman, DCCLP and the Company.

"Put Notice" shall have the meaning ascribed to such term in Section 6.1(g) hereof.

"Registration Rights Agreement" shall mean that certain Registration Rights Agreement, dated as of March 15, 2002, by and between the Company and Lender.

"Release Event" shall mean if at any time on or prior to November 2, 2003, (i) Lender shall sell 4,000,000 Conversion Shares to one or more Persons at a per-share price which is equal to at least $3.00, or (ii) DCCLP shall arrange for the purchase of 4,000,000 Conversion Shares by one or more Target Persons, at a per-share price which is equal to at least the greater of (A) $3.00 or (B) eighty-five percent (85%) of the volume weighted average price per share of the Class A Common Stock during the ten (10) Business Days immediately prior to the date or dates on which such Target Persons bought or would be willing to buy such Conversion Shares less the number of Conversion Shares, if any, sold by Lender pursuant to clause (i) above after May 16, 2003, and prior to the closing of the applicable sale by Lender to such Target Persons.

"Released Shares" shall mean 10,000,000 shares of Class B Common Stock of which DCCLP is the Beneficial Owner, in which Lender has released its security interest and other rights and claims pursuant to the terms of the DCCLP Loan and Settlement Agreements, subject to increase as provided in the DCCLP Loan and Settlement Agreements.

"RLD" shall mean RLD, Inc., an Oklahoma corporation and the general partner of DCCLP.

"SEC Filings" shall mean all forms, reports, schedules, statements and other documents required to be filed by the Company, DCCLP or Everett with the Commission pursuant to the Securities Act, the Exchange Act, and all other federal securities laws and the rules and regulations promulgated thereunder.

"Securities Act" shall mean the Securities Act of 1933, as amended.

"Series AA Preferred Stock" shall have the meaning ascribed to such term in Section 3.2(a) hereof.

"Series E Preferred Stock" shall have the meaning ascribed to such term in Section 3.2(a) hereof.

"Settlement Agreement" shall have the meaning ascribed to such term in the recitals hereof.

"Stockholder Agreement" shall mean that certain Stockholder and Investor Rights Agreement, dated as of January 31, 2000, as amended on February 8, 2001, by and among the Company, AWS and the other stockholders named therein.

"Subsidiary" of any Person shall mean (i) any entity of which an aggregate of more than 50% (in number of votes) of the stock is owned of record or beneficially, directly or indirectly, by such Person, or (ii) any partnership (limited or general) or limited liability company of which such Person shall at any time be the general partner or managing member, or own more than 50% of the issued and outstanding partnership or membership interests.

"Tag Along Notice" shall have the meaning ascribed to such term in Section 6.1(a) hereof.

"Tag Along Purchaser" shall have the meaning ascribed to such term in Section 6.1(a) hereof.

"Tag Along Right" shall have the meaning ascribed to such term in Section 6.1(a) hereof.

"Tag Along Shares" shall mean that number of Released Shares which do not constitute Control Shares, as of any given time.

"Tag Conversion Shares" shall have the meaning ascribed to such term in Section 6.1(c) hereof.

"Tag Trigger Transaction" shall have the meaning ascribed to such term in Section 6.1(a) hereof.

"Target Person" shall mean any Person to whom Lender is introduced by DCCLP who is ready, willing and able to purchase Conversion Shares from Lender and who offers to so purchase Conversion Shares from Lender for cash and on terms that require no representations, warranties, indemnification or post-sale obligations on the part of Lender other than (i) representations as to good title to, and due authorization and authority to sell, the Conversion Shares and (ii) the delivery of such Conversion Shares to such Target Person free and clear of all Liens.

"Total Shares" shall have the meaning ascribed to such term in Section 6.1(a) hereof.

ARTICLE II

SALE AND PURCHASE OF SHARES

2.1 Sale and Purchase of Shares. Upon the terms and subject to the conditions contained herein, at the Closing, (a) DCCLP shall sell, assign, transfer, convey and deliver to Lender, and Lender shall purchase from DCCLP, the DCCLP Shares, and (b) Everett shall sell, assign, transfer, convey and deliver to Lender, and Lender shall purchase from Everett, the Everett Shares. The purchase and sale of the Acquisition Shares contemplated hereby shall, subject to the satisfaction or waiver of the conditions set forth in Article V hereof, become effective at the Closing.

2.2 Purchase Price.

(a) DCCLP Shares. Upon the terms and subject to the conditions contained herein, as consideration for the transfer to Lender of the DCCLP Shares, at the Closing, Lender shall credit and reduce the outstanding principal amount of the DCCLP Loan by an amount which is equal to the product of (i) 32,500,000 and (ii) the Class A Market Price on the Business Day immediately preceding the Closing Date.

(b) Everett Shares. Upon the terms and subject to the conditions contained herein, as consideration for the transfer to Lender of the Everett Shares, at the Closing, Lender shall credit and reduce the aggregate outstanding principal amount of the Everett Loans by an amount which is equal to the product of (i) 85,000 and (ii) the Class A Market Price on the Business Day immediately preceding the Closing Date.

2.3 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article V hereof, the closing of the sale and purchase of the Acquisition Shares (the "Closing") contemplated herein shall take place on May 16, 2003, unless each of the parties hereto otherwise agrees in writing. The date on which the Closing shall be held is referred to in this Agreement as the "Closing Date".

2.4 Securities Acquired in Connection with Debt. DCCLP, Everett and Lender hereby acknowledge and agree that the Acquisition Shares, and upon the automatic conversion of the Convertible DCCLP Shares, the Conversion Shares, are being acquired by Lender (a) in good faith in connection with debts of DCCLP and Everett previously contracted, (b) in connection with the satisfaction of a pledge or other security interest and (c) in foreclosure in connection with a bona fide credit transaction entered into by Lender in the ordinary course of its business.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF DCCLP AND EVERETT

Each of DCCLP and Everett hereby jointly and severally represents and warrants to Lender as follows:

3.1 Organization and Good Standing. DCCLP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Oklahoma. DCCLP has all requisite partnership power and authority to own, lease and operate its properties and to carry on its business as presently being conducted. DCCLP is duly qualified and licensed to do business as a foreign limited partnership and is in good standing in each jurisdiction in which the properties owned, leased or operated by it or the conduct of its business requires such qualification or licensing, except where the failure to do so would not have a Material Adverse Effect on DCCLP.

3.2 Capitalization of the Company. (a) As of the date hereof, the authorized capital stock of the Company consists of (i) 175,000,000 shares of Class A Common Stock, (ii) 70,000,000 shares of Class B Common Stock, (iii) 4,226 shares of the Company's Class C common stock, par value $0.001 per share ("Class C Common Stock"), (iv) 33,000 shares of the Company's Class D common stock, par value $0.001 per share ("Class D Common Stock," and together with the Class A Common Stock, Class B Common Stock and Class C Common Stock, "Common Stock"), and (v) 6,000,000 shares of the Company's preferred stock, par value $1.00 per share ("Preferred Stock"), of which (A) 702,648 shares have been designated 121/4% Senior Exchangeable Preferred Stock ("121/4% Preferred Stock"), (B) 472,768 shares have been designated 13% Senior Exchangeable Preferred Stock ("13% Preferred Stock"), (C) 40,000 shares have been designated Series E Preferred Stock ("Series E Preferred Stock") and (D) 200,000 shares have been designated Series AA Preferred Stock ("Series AA Preferred Stock").

(b) As of the date hereof, (i) 35,131,837 shares of Class A Common Stock are issued and outstanding, (ii) 54,977,481 shares of Class B Common Stock are issued and outstanding, (iii) no shares of Class C Common Stock are issued and outstanding, (iv) no shares of Class D Common Stock are issued and outstanding, (v) 354,098 shares of 121/4% Preferred Stock are issued and outstanding, (vi) 177,884 shares of 13% Preferred Stock are issued and outstanding, (vii) no shares of Series E Preferred Stock are issued and outstanding and (viii) 200,000 shares of Series AA Preferred Stock are issued and outstanding.

(c) The Acquisition Shares have been, and upon the automatic conversion of the Convertible DCCLP Shares, the Conversion Shares will be, duly issued by the Company and are fully paid and nonassessable and have been issued in compliance with the Securities Act and all applicable state securities laws. Neither the Acquisition Shares, nor upon the automatic conversion of the Convertible DCCLP Shares, the Conversion Shares, have been, or upon the conversion thereof will be, issued in violation of any preemptive or similar rights.

3.3 Ownership and Transfer of Shares. (a) DCCLP has good and valid title to the DCCLP Shares, free and clear of any and all Liens, other than those in favor of Lender. DCCLP has all requisite partnership power and authority to sell, transfer, assign and deliver the DCCLP Shares as provided in this Agreement, and upon payment for and delivery of the DCCLP Shares in accordance with this Agreement, Lender shall acquire good and valid title to the DCCLP Shares, free and clear of any and all Liens.

(b) Everett has good and valid title to the Everett Shares, free and clear of any and all Liens, other than those in favor of Lender. Everett has all requisite power and authority to sell, transfer, assign and deliver the Everett Shares as provided in this Agreement, and upon payment for and delivery of the Everett Shares in accordance with this Agreement, Lender shall acquire good and valid title to the Everett Shares, free and clear of any and all Liens.

3.4 Due Authorization. (a) DCCLP has all requisite partnership power and authority to (i) execute and deliver this Agreement and each agreement, document, instrument, certificate or other writing contemplated by this Agreement to be executed by it in connection with the consummation of the transactions described herein (such agreements, documents, instruments, certificates and other writings, the "Ancillary DCCLP Documents"), (ii) perform its obligations hereunder and thereunder and (iii) consummate the transactions contemplated hereby and thereby. The (i) execution and delivery by DCCLP of this Agreement and each of the Ancillary DCCLP Documents, (ii) performance by DCCLP of its obligations hereunder and thereunder, and (iii) consummation of the transactions contemplated hereby and thereby, have been duly authorized by all necessary partnership action on the part of DCCLP. This Agreement has been duly executed and delivered by DCCLP and constitutes, and each of the Ancillary DCCLP Documents when executed by DCCLP will constitute, the legal, valid and binding obligation of DCCLP, enforceable against DCCLP in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and general equitable principles.

(b) Everett has all requisite power and authority to (i) execute and deliver this Agreement and each agreement, document, instrument, certificate or other writing contemplated by this Agreement to be executed by Everett in connection with the consummation of the transactions described herein (such agreements, documents, instruments, certificates and other writings, the "Ancillary Everett Documents"), (ii) perform his obligations hereunder and thereunder and (iii) consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by Everett and constitutes, and each of the Ancillary Everett Documents when executed by Everett will constitute, the legal, valid and binding obligation of Everett, enforceable against him in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and general equitable principles.

3.5 No Conflicts. (a) The execution and delivery by DCCLP of this Agreement and the Ancillary DCCLP Documents, and the performance by DCCLP of the transactions contemplated hereby and thereby, do not and will not (i) conflict with, or result in a violation of, any provision of (A) the Certificate of Limited Partnership, the Limited Partnership Agreement, or any other organizational document of DCCLP or (B) the Certificate of Incorporation, bylaws or any other organizational document of the Company, (ii) conflict with, violate, result in the breach or termination of, or constitute a default under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, including, without limitation, the Stockholder Agreement and the Purchase Agreement, to which DCCLP is a party or by which it or any of its properties or assets is bound, (iii) violate any statute, rule, regulation or Order of any Governmental Body applicable to DCCLP or (iv) result in the creation of any Lien upon the properties or assets of DCCLP.

(b) The execution and delivery by Everett of this Agreement and the Ancillary Everett Documents, and the performance by Everett of the transactions contemplated hereby and thereby, do not and will not (i) conflict with, violate, result in the breach or termination of, or constitute a default under, any note, bond, mortgage, indenture, license, agreement or other instrument or obligation, including, without limitation, the Stockholder Agreement and the Purchase Agreement, to which Everett is a party or by which he or any of his properties or assets is bound, (ii) violate any statute, rule, regulation or Order of any Governmental Body applicable to Everett or (iii) result in the creation of any Lien upon the properties or assets of Everett.

3.6 No Third Party Consents, Etc. Neither (a) the execution and delivery by DCCLP of this Agreement and the Ancillary DCCLP Documents, and the performance by it of its obligations hereunder or thereunder, nor (b) the execution and delivery by Everett of this Agreement and the Ancillary Everett Documents, and the performance by him of his obligations hereunder or thereunder, will require (i) DCCLP or Everett to obtain any consent, approval, waiver, Order, Permit or authorization from any Person or Governmental Body, (ii) DCCLP or Everett to make any declaration, filing or registration with any Person, (iii) DCCLP or Everett to make any filing with, or obtain any consent, approval, waiver or authorization from, any Person pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or (iv) DCCLP or the Company to make any filing with the Federal Communications Commission or any other Governmental Body other than certain notification filings with State Public Utilities Commissions asserting jurisdiction over one or more Subsidiaries of DCCLP or the Company.

3.7 Affiliated Transactions. Except to the extent disclosed in the SEC Filings and those of a nature not required to be so disclosed, none of DCCLP or any of its Affiliates, nor Everett or any of his Affiliates, is, or has at any time in the last three (3) years been, a party to any agreement, understanding, arrangement, indebtedness or transaction with the Company or any of its Affiliates.

3.8 Oklahoma Laws. Neither the execution and delivery of this Agreement by each of the parties hereto, nor the performance by each of the parties hereto of their respective obligations hereunder, will subject Lender, the Acquisition Shares or the Conversion Shares to the provisions of (a) the Oklahoma Control Shares Acquisition Act, as set forth in Sections 1145 through 1155 of Title 18, Chapter 23 of the Oklahoma Statutes, as amended, (b) Section 1090.3 of Title 18, Chapter 22 of the Oklahoma Statutes, as amended, or (c) any other state anti-takeover statute or similar statute or regulation.

3.9 AWS/Childs Rights. Assuming the due authorization, execution and delivery of the AWS/Childs Agreement, neither the execution and delivery of this Agreement by each of the parties hereto, nor the performance by each of the parties of their respective obligations hereunder, will (a) entitle either AWS, Childs or any other Person to sell any shares of Common Stock to Lender pursuant to the terms and provisions of the Stockholder Agreement or (b) require Lender to purchase any shares of Common Stock from either AWS, Childs or any other Person pursuant to the terms and provisions of the Stockholder Agreement.

3.10 Lehman Rights. Neither the execution and delivery of this Agreement by each of the parties hereto, nor the performance by each of the parties of their respective obligations hereunder, will (a) entitle Lehman or any other Person to sell any shares of Common Stock to Lender pursuant to the terms and provisions of the Purchase Agreement or (b) require Lender to purchase any shares of Common Stock from Lehman or any other Person pursuant to the terms and provisions of the Purchase Agreement.

3.11 Litigation. As of the date hereof, there are no Proceedings pending or, to the knowledge of DCCLP or Everett, threatened against or involving DCCLP, Everett or any of their Affiliates seeking to restrain, prohibit or obtain damages or relief in connection with the consummation of the transactions contemplated by this Agreement, the Ancillary DCCLP Documents or the Ancillary Everett Documents.

3.12 Control Shares. Schedule 3.12 attached hereto contains a complete list, as of the date hereof, of all documents that contain provisions relevant to the calculation of the number of Control Shares. Schedule 3.12 contains (a) a list of the specific provisions of each such document that are relevant to each such calculation and (b) the relevant calculation of the number of Control Shares under such document with sufficient detail as to allow verification of each such calculation. A true, correct and complete copy of each document listed on Schedule 3.12 has been provided to Lender.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF LENDER

Lender hereby represents and warrants to each of DCCLP and Everett that:

4.1 Organization and Good Standing. Lender is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America.

4.2 Due Authorization. Lender has all requisite power and authority to execute and deliver this Agreement, perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery by Lender of this Agreement, the performance by it of its obligations hereunder, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Lender. This Agreement has been duly executed and delivered by Lender and constitutes a legal, valid and binding obligation of Lender, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and general equitable principles.

4.3 No Conflicts. The execution and delivery by Lender of this Agreement, and the performance by it of the transactions contemplated hereby, do not and will not (a) conflict with, or result in a violation of, any provision of the organizational documents of Lender, (b) conflict with, or result in a violation of, any contractual restriction binding on or affecting it or any of its assets or (c) violate any statute, rule, regulation, or Order of any Governmental Body, except, in the case of clauses (b) and (c) above, for any such conflicts or violations which would not materially and adversely affect the ability of Lender to consummate the transactions contemplated hereby.

4.4 No Third Party Consents, Etc. No consent, approval, waiver, Order, Permit or authorization is required to be obtained from, and no declaration, filing or registration is required to be made with, any Person or Governmental Body by Lender in connection with the execution, delivery and performance of this Agreement, except for such consents, approvals, waivers, Orders, Permits, authorizations, declarations, filings or registrations which would not materially and adversely affect the ability of Lender to consummate the transactions contemplated hereby other than certain post-Closing notification filings with State Public Utilities Commissions asserting jurisdiction over one or more Subsidiaries of DCCLP or the Company.

4.5 Restrictions on Transfer. Lender acknowledges and understands that (a) the Acquisition Shares, and upon the automatic conversion of the Convertible DCCLP Shares, the Conversion Shares, may not be sold or transferred unless such shares are registered under the Securities Act or an exemption from the registration requirements of the Securities Act is available therefor, and (b) the certificates representing such shares will include a legend thereon that refers to the foregoing and to the transfer restrictions set forth in Article VI.

4.6 Investment Intent. Lender is (a) an "accredited investor" as defined in Regulation D promulgated under the Securities Act and (b) acquiring the Acquisition Shares for investment for Lender's own account only, not as a nominee or agent, and not with a view to the distribution of any part thereof. Lender hereby agrees that it will not transfer the Acquisition Shares in a manner that will violate the Securities Act. Lender represents that it is in a financial position to hold the Acquisition Shares for an indefinite period of time and able to bear the economic risk and withstand a complete loss of its investment in the Acquisition Shares.

ARTICLE V

CONDITIONS TO CLOSING

5.1 Conditions Precedent to Obligations of Lender. The obligation of Lender to consummate the transactions contemplated by this Agreement is subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in writing by Lender in whole or in part):

(a) Representations and Warranties True and Correct. All representations and warranties of DCCLP and Everett contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, except for such representations and warranties which are qualified as to materiality, which representations and warranties shall be true and correct in all respects on and as of the Closing Date.

(b) Performance. DCCLP and Everett shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement, each of the Ancillary DCCLP Documents, each of the Ancillary Everett Documents, the DCCLP Loan and Settlement Agreements and the Everett Loan and Settlement Agreements that are required to be performed or complied with by them on or prior to the Closing Date.

(c) Consents. DCCLP and Everett shall have obtained all consents, approvals, waivers, Orders, Permits and authorizations, and made all declarations, filings and registrations with, any Person or Governmental Body which are required in connection with the execution, delivery and performance of this Agreement, the Ancillary DCCLP Documents and the Ancillary Everett Documents.

(d) No Material Adverse Changes. Since December 31, 2002, (i) no event, occurrence or condition shall have occurred that has or has resulted in, or could reasonably be expected to have or result in, a material effect or change (whether positive or negative) on the business, condition (financial or otherwise), assets, liabilities, prospects, working capital or results of operation of the Company or DCCLP and (ii) there shall not have been any material adverse change in the Class A Market Price.

(e) DCCLP Loan and Settlement Agreements. DCCLP shall have executed and delivered to Lender the DCCLP Loan and Settlement Agreements and all documents, agreements, instruments, certificates and other writings contemplated thereby.

(f) Everett Loan and Settlement Agreements. Everett shall have executed and delivered to Lender the Everett Loan and Settlement Agreements and all documents, agreement, instruments, certificates and other writings contemplated thereby.

(g) Good Standing Certificates. DCCLP shall have delivered to Lender one or more certificates of the Secretary of State of the State of Oklahoma, dated as of the Closing Date, certifying that each of DCCLP, RLD and the Company (i) is validly existing and in good standing under the laws of the State of Oklahoma and (ii) has paid in full all franchise taxes required under the laws of the State of Oklahoma.

(h) Certificate of General Partner. DCCLP shall have caused RLD to deliver a certificate to Lender certifying that (i) attached thereto are true and complete copies of (A) the Certificate of Limited Partnership, Limited Partnership Agreement and all consents, resolutions or other documents which authorize DCCLP to execute, deliver and perform this Agreement and each of the Ancillary DCCLP Documents, (B) the certificate of incorporation and bylaws of RLD, (C) the Certificate of Incorporation and bylaws of the Company, (D) the Stockholder Agreement and (E) the Purchase Agreement, and (ii) each of the foregoing documents has been validly adopted and is in full force and effect as of and on the Closing Date.

(i) Certificate of Incumbency. DCCLP shall have delivered to Lender a certificate of incumbency of RLD certifying that (i) RLD is the sole, acting and duly authorized general partner of DCCLP and (ii) set forth therein is the true and authentic signature of the President of RLD.

(j) Opinion of Edwards & Angell, LLP. Lender shall have received from Edwards & Angell, LLP, counsel to each of DCCLP and Everett, an opinion in the form attached hereto as Exhibit A.

(k) Opinion of Pate, Kempf & Knarr, P.C. Lender shall have received from Pate, Kempf & Knarr, P.C., special counsel to each of DCCLP and Everett, an opinion in the form attached hereto as Exhibit B.

(l) Opinion of McAfee & Taft. Lender shall have received from McAfee & Taft, a Professional Corporation, counsel to the Company, an opinion in the form attached hereto as Exhibit C.

(m) Opinion of Wilkinson Barker Knauer, LLP. Lender shall have received from Wilkinson Barker Knauer, LLP, special counsel to DCCLP and Everett, an opinion in the form attached hereto as Exhibit D.

(n) Lien Searches. Lender shall have received Uniform Commercial Code searches listing all financing statements and other documents or instruments on file against Borrower or Everett, certified by the Secretary of State of each jurisdiction as Lender shall require, showing, to the sole satisfaction of Lender, no liens on the DCCLP Shares or the Everett Shares, such searches to be as of a date no more than five (5) days prior to the Closing Date.

(o) DCCLP Stock Power. DCCLP shall have delivered to Lender a stock power authorizing the transfer of the DCCLP Shares to Lender in substantially the form attached hereto as Exhibit E.

(p) Everett Stock Power. Everett shall have delivered to Lender a stock power authorizing the transfer of the Everett Shares to Lender in substantially the form attached hereto as Exhibit F.

(q) Stock Certificates. DCCLP and Everett shall have caused to be delivered to Lender one or more stock certificates evidencing the Conversion Shares, such stock certificates to be registered in the name of Lender on the transfer books of the Company.

(r) AWS/Childs Agreement. DCCLP, AWS, Childs and the JWC Group Stockholders shall have entered into an agreement with Lender in substantially the form attached hereto as Exhibit G (the "AWS/Childs Agreement").

(s) Other Documents, Instruments, Certificates, Etc. Each of DCCLP and Everett shall have delivered to Lender such other documents, instruments, certificates, agreements and other writings as Lender shall reasonably request.

(t) Waiver of Confidentiality Agreement. DCCLP shall have caused to be executed and delivered to Lender a waiver of the provisions of Section 7 of that certain Confidentiality Agreement, effective as of August 29, 2002, by and between the Company and Lender, in substantially the form attached hereto as Exhibit H.

(u) Exemption from Business Combinations Statute. DCCLP shall have caused to be delivered to Lender resolutions of the Board of Directors of the Company certified by the Secretary of the Company, pursuant to which the Board of Directors of the Company shall have exempted Lender from the provisions of Section 1090.3 of Title 18, Chapter 22 of the Oklahoma Statutes, as amended, in connection with the transactions contemplated by this Agreement.

(v) Consummation of Transactions. All of the conditions precedent to the consummation of the DCCLP Loan and Settlement Agreements and the Everett Loan and Settlement Agreements shall have been satisfied or waived by the party having the right to waive same, and all of the transactions contemplated by the terms and provisions of the DCCLP Loan and Settlement Agreements and the Everett Loan and Settlement Agreements shall have been consummated simultaneously with the Closing.

(w) Modification Agreement. DCCLP and Everett shall have executed and delivered to Lender a letter agreement in substantially the form attached hereto as Exhibit I, pursuant to which certain terms and provisions of this Agreement shall be amended and modified as contemplated therein.

5.2 Conditions Precedent to Obligations of DCCLP and Everett. The obligations of each of DCCLP and Everett to consummate the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in writing by DCCLP and Everett in whole or in part to the extent permitted by applicable law):

(a) Representations and Warranties True and Correct. All representations and warranties of Lender contained in this Agreement shall be true and correct in all material respects as of and on the Closing Date, except for such representations and warranties which are qualified as to materiality, which representations and warranties shall be true and correct in all respects as of and on the Closing Date.

(b) Performance. Lender shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or prior to the Closing Date.

(c) Consents. Lender shall have obtained all consents, approvals, waivers, Orders, Permits, authorizations, and made all declarations, filings, or registrations with, any Person or Governmental Body which are required in connection with the execution, delivery and performance of this Agreement.

(d) Payment of Purchase Price. Lender shall have credited and reduced the aggregate original principal amounts of each of the DCCLP Loan and the Everett Loans, in each case as contemplated by Section 2.2 hereof.

(e) DCCLP Loan and Settlement Agreements. Lender shall have executed and delivered the DCCLP Loan and Settlement Agreements and all documents, agreements, instruments, certificates and other writings contemplated thereby.

(f) Everett Loan and Settlement Agreements. Lender shall have executed and delivered the Everett Loan and Settlement Agreements and all documents, agreement, instruments, certificates and other writings contemplated thereby.

(g) Representation Letter. Lender shall have executed and delivered to the Company a representation letter in substantially the form attached hereto as Exhibit J.

ARTICLE VI

SALES OR TRANSFERS OF SHARES

6.1 Tag Along Rights. (a) If DCCLP proposes to sell or otherwise dispose of any Released Shares in one or more transactions (a "Tag Trigger Transaction") to any Person (a "Tag Along Purchaser"), then DCCLP shall provide written notice (a "Tag Along Notice") to Lender, which notice shall (i) identify the number of Released Shares which DCCLP proposes to sell or otherwise dispose of in connection with such Tag Trigger Transaction, and what portion, if any, of such Released Shares are Tag Along Shares (such Tag Along Shares, the "Offered Tag Shares"), (ii) identify the proposed purchase price per share at which DCCLP intends to sell the Offered Tag Shares, if any, (iii) describe all other material terms and conditions of such Tag Trigger Transaction and (iv) advise Lender of its rights under this Section 6.1. In such event, Lender shall have the right (a "Tag Along Right"), subject to Sections 6.1(b) and 6.1(d) below, to cause DCCLP to request the Tag Along Purchaser to purchase from Lender, for the same purchase price per share at which DCCLP intends to sell the Offered Tag Shares, a number of Conversion Shares which is equal to or less than the product obtained by multiplying (x) the number of Conversion Shares then held by Lender (the "Lender Total Shares") by (y) a fraction, the numerator of which shall be equal to the number of Offered Tag Shares and the denominator of which shall be equal to the aggregate number of shares of Class A Common Stock and Class B Common Stock held by DCCLP immediately prior to such Tag Trigger Transaction (the "DCCLP Total Shares," and together with the Lender Total Shares, the "Total Shares").

(b) In connection with any proposed Tag Trigger Transaction, DCCLP shall use its commercially reasonable efforts to cause be sold to the proposed Tag Along Purchaser all of the Offered Tag Shares and Tag Conversion Shares (as defined below); provided, however, that if such Tag Along Purchaser is unwilling to so purchase all of the Offered Tag Shares and Tag Conversion Shares, then (i) the number of Offered Tag Shares that may be sold by DCCLP in such Tag Trigger Transaction shall be reduced to equal the product obtained by multiplying (x) the aggregate number of shares of Common Stock that the Tag Along Purchaser is willing to purchase by (y) a fraction, the numerator of which is equal to the number of DCCLP Total Shares and the denominator of which is equal to the number of Total Shares, and (ii) the number of Tag Conversion Shares that may be sold by Lender in such Tag Trigger Transaction shall be reduced to equal the product obtained by multiplying (x) the aggregate number of shares of Common Stock that the Tag Along Purchaser is willing to purchase by (y) a fraction, the numerator of which shall be equal to the number of Lender Total Shares and the denominator of which is equal to the number of Total Shares.

(c) Lender must its exercise its Tag Along Right provided by Sections 6.1(a) and 6.1(b), if at all, within ten (10) Business Days after its receipt of the Tag Along Notice, by delivery of a written notice to DCCLP specifying the number of the Conversion Shares that Lender is entitled to sell pursuant to this Section 6.1 and that Lender wishes to sell in connection with the Tag Trigger Transaction (the "Tag Conversion Shares"). The failure of Lender to respond within ten (10) Business Days after its receipt of the Tag Along Notice shall be deemed to be a waiver of Lender's Tag Along Right with respect to the Offered Tag Shares; provided, however, that any such waiver shall not preclude Lender from participating in any subsequent Tag Trigger Transaction. If a Tag Along Purchaser fails to purchase all of the Tag Conversion Shares from Lender once Lender has properly exercised its Tag Along Right pursuant to this Section 6, then DCCLP shall not be entitled to consummate the proposed sale or disposition of the Offered Tag Shares, and any such attempted sale or disposition shall be null and void and without any effect whatsoever.

(d) Notwithstanding anything to the contrary contained in this Section 6, Lender shall not have any Tag Along Right (although DCCLP shall not be relieved from its obligations to deliver a Tag Along Notice) with respect to (i) that number of Tag Along Shares sold by DCCLP during any Anniversary Period for which DCCLP receives an aggregate purchase price of less than $1,000,000, (ii) any public sales of Tag Along Shares, including sales pursuant to Rule 144 under the Securities Act or pursuant to a registered public offering; provided, however, that with respect to public sales of Tag Along Shares made pursuant to a registered public offering, Lender shall have Tag Along Rights unless pursuant to the Registration Rights Agreement, Lender shall have the right to have included in such registered public offering, without cutback, a number of Conversion Shares that is equal to or greater than the number of Conversion Shares that Lender would be able to sell if such public sales of Tag Along Shares were subject to Lender's Tag Along Right, and that, to the extent that the number of Conversion Shares that Lender has the right to include in such registered public offering is cutback to a lower number, DCCLP shall allow Lender to substitute in the registered offering in lieu of a like number of Tag Along Shares the number of Conversion Shares that have been so cutback, (iii) any sales by DCCLP of Released Shares to cover shortfalls in Minimum Payments, as permitted under Section 3.3 of the DCCLP Loan Agreement, (iv) any sales by DCCLP of shares of Common Stock pledged by DCCLP to Lender under the DCCLP Loan and Settlement Agreements at a per share price of not less than $7.00 per share to cover shortfalls in Minimum Payments, as permitted under Section 3.3 of the DCCLP Loan Agreement, or (v) sales pursuant to a Drag Trigger Transaction made in accordance with Section 6.2 hereof.

(e) Lender may effect its participation in connection with any Tag Trigger Transaction by delivery to the Tag Along Purchaser, or to DCCLP for delivery to the Tag Along Purchaser, of one or more instruments or certificates, properly endorsed for transfer, representing the Tag Conversion Shares it elects to sell in connection with such Tag Trigger Transaction. At the time of the consummation of the Tag Trigger Transaction, the Tag Along Purchaser shall remit directly to Lender that portion of the sale proceeds to which Lender is entitled by reason of its participation in such Tag Trigger Transaction.

(f) Any purchase by a Tag Along Purchaser of Tag Conversion Shares from Lender pursuant to this Section 6.1 shall close concurrently with the purchase by such Tag Along Purchaser of any Offered Tag Shares proposed to be sold or disposed of by DCCLP. Notwithstanding anything in this Section 6.1 to the contrary, in the event that DCCLP proposes to sell or otherwise dispose of any Tag Along Shares pursuant to an effective registration statement of the Company and such sale or disposition constitutes a Tag Trigger Transaction, then Lender shall not have any rights pursuant to this Section 6.1 but shall instead by entitled to exercise its registration rights, including, without limitation, its piggyback registration rights, pursuant to the Registration Rights Agreement.

(g) If DCCLP sells or otherwise disposes of any Released Shares in contravention of Lender's Tag Along Right under this Section 6.1, including by making a sale or disposition of Released Shares that are not Tag Along Shares without giving Lender a Tag Along Notice (a "Prohibited Transfer"), then Lender shall be entitled to require DCCLP to purchase from Lender, for the purchase price per share at which DCCLP sold or otherwise disposed of Released Shares in such Prohibited Transfer, that number of Conversion Shares which Lender would have been entitled to sell in connection with such Prohibited Transfer had Lender been able to exercise its Tag Along Right with respect to such Prohibited Transfer, calculated as if the entire number of Released Shares sold or disposed of in such Prohibited Transfer were Tag Along Shares. Lender must exercise its rights under this Section 6.1(g), if at all, by providing written notice to DCCLP (a "Put Notice") with ten (10) Business Days after the later to occur of (i) the consummation of the Prohibited Transfer and (ii) the date on which Lender acquires actual knowledge of the consummation of the Prohibited Transfer and the terms of such Prohibited Transfer. The closing of any such sale of Conversion Shares by Lender to DCCLP pursuant to this Section 6.1(g) shall occur within five (5) Business Days after the date on which Lender delivers the Put Notice to DCCLP.

(h) Notwithstanding any other provision of this Section 6.1, in connection with sales of Released Shares by DCCLP pursuant to Rule 144 under the Securities Act, the delivery to Lender of a Form 144 with respect to Tag Trigger Transactions shall be deemed to constitute a valid Tag Along Notice as to all Released Shares reflected in and that may be sold during the period covered by such Form 144.

6.2 Drag Along Rights. (a) If DCCLP proposes to sell or otherwise dispose of any Control Shares in connection with an Extraordinary Transaction (a "Drag Trigger Transaction"), to any Person (a "Drag Along Purchaser"), then DCCLP shall be entitled to provide an irrevocable written election (a "Drag Along Election") to Lender, which election shall (i) identify the number of Control Shares which DCCLP proposes to sell or otherwise dispose of in connection with such Drag Trigger Transaction (such shares, the "Offered Drag Shares"), (ii) identify the proposed purchase price per share at which DCCLP intends to sell the Offered Drag Shares, (iii) identify all other material terms and conditions of such Drag Trigger Transaction and (iv) advise Lender that DCCLP irrevocably elects to exercise its rights pursuant to this Section 6.2. In such event, Lender shall be required (the "Drag Along Obligation") to (i) vote the Conversion Shares, if applicable, in favor of the Drag Trigger Transaction and (ii) sell or otherwise transfer (e.g., pursuant to a merger) to the Drag Along Purchaser, for the same purchase price per share at which DCCLP intends to sell the Offered Drag Shares, a number of Conversion Shares which is equal to the product obtained by multiplying (x) the number of Conversion Shares then held by Lender by (y) a fraction, the numerator of which shall be equal to the number of Offered Drag Shares and the denominator of which shall be equal to number of Control Shares held by DCCLP immediately prior to such Drag Trigger Transaction (such shares, the "Drag Conversion Shares").

(b) Lender shall effect its participation in connection with any Drag Trigger Transaction by delivering to the Drag Along Purchaser, or to DCCLP for delivery to the Drag Along Purchaser, one or more instruments or certificates, properly endorsed for transfer, representing the Drag Conversion Shares to be sold by Lender in connection with such Drag Trigger Transaction. At the time of the consummation of the Drag Trigger Transaction, the Drag Along Purchaser shall remit directly to Lender (or, if applicable, to the exchange agent for the Drag Trigger Transaction) that portion of the sales proceeds to which Lender is entitled by reason of its participation in such Drag Trigger Transaction.

(c) Lender's compliance with the terms and provisions of this Section 6.2 shall not constitute a waiver of any of its rights under, or the giving of any consent under, any applicable statute, law, rule or regulation or any other agreement to which Lender is a party.

(d) Notwithstanding the provisions of Section 6.2(a) above, Lender shall not be required to (i) vote the Conversion Shares, if applicable, in favor of a Drag Trigger Transaction or (ii) sell or otherwise transfer any Drag Conversion Shares to any Drag Along Purchaser if the consideration per share to be received by Lender upon the sale or other transfer of such Drag Conversion Shares (the "Drag Along Price") is less than the greater of (1) the Class A Market Price on the Business Day immediately preceding the Closing Date and (2) the Class A Market Price on the Business Day immediately preceding the date as of which the principal parties to the Drag Trigger Transaction publicly announce the entry into either a letter of intent or a definitive agreement, whichever is earlier (the "Announcement Date"), for the Drag Trigger Transaction (the "Pre-Announcement Price"). For purposes of this Section 6.2(d), if (x) the form of consideration to be received by Lender upon the sale or other transfer of the Drag Conversion Shares in the Drag Trigger Transaction consists, either in whole or in part, of a fixed amount or fixed ratio of securities and the value of such securities is subject to fluctuation, and (y) as of the Announcement Date, the Drag Along Price, including the value of such securities, is equal to or greater than the Pre-Announcement Price, then, so long as the value of such securities does not decline after the Announcement Date to such a level that the Drag Along Price is less than 80% of the Pre-Announcement Price, the condition in clause (2) above shall be deemed to have been satisfied.

6.3 DCCLP Loan and Settlement Agreements. Notwithstanding anything contained herein to the contrary, the rights and obligations of DCCLP and Lender under Sections 6.1 and 6.2 hereof shall be subject to all of the terms and provisions of the DCCLP Loan and Settlement Agreements, including, without limitation, Section 5.6 of the DCCLP Loan Agreement.

6.4 Lock-Up Agreement. (a) Except as set forth in Section 6.4(b) below, until May 16, 2006, Lender shall not sell, assign, transfer, pledge or otherwise dispose of any Conversion Shares or any other shares of Common Stock pledged by DCCLP to Lender in connection with the DCCLP Loan and Settlement Agreements which Lender may acquire in the future.

(b) At any time on or prior to May 16, 2006, Lender shall be entitled to sell, assign, transfer, pledge or otherwise dispose of all or any portion of the Conversion Shares, or any other shares of Common Stock pledged by DCCLP to Lender in connection with the DCCLP Loan and Settlement Agreements which Lender may acquire in the future, (i) in a transaction that is exempt from the registration requirements of the Securities Act, (ii) in a transaction occurring after the conclusion of the first Anniversary Period which complies with the provisions of Rule 144 under the Securities Act, (iii) in a transaction occurring after the conclusion of the first Anniversary Period in which the per share consideration to be received by Lender in exchange for each Conversion Share is equal to or greater than $10.00 per share, (iv) in connection with an Extraordinary Transaction, (v) in any offering registered under the Securities Act pursuant to which shares of Common Stock or other securities are being offered for the account of the Company or its stockholders, (vi) in connection with the exercise by Lender of its rights provided under Sections 2.1(a) and 2.2 of the Registration Rights Agreement, (vii) the sale, assignment, transfer, pledge or disposition of Conversion Shares up to the amount which causes the occurrence of a Release Event, (viii) which would be included in the Additional Sales Share Number upon such sale, assignment, transfer, pledge or disposition, (ix) in connection with a Tag Trigger Transaction, including any transaction under Section 6.1(g) hereof, (x) in connection with a Drag Trigger Transaction, (xi) after the sale, transfer, assignment, pledge or other disposition by DCCLP of all or any portion of the Control Shares or (xii) to any of its Affiliates; provided, however, that in the event of a sale, assignment, transfer, pledge or other disposition pursuant to clauses (i) and (xii) above, the transferee of the Conversion Shares shall have agreed in writing to be bound by all of the terms and provisions of this Section 6.4. Notwithstanding anything contained in this Agreement to the contrary, at any time on or after the date hereof, Lender shall be entitled to sell, assign, transfer, pledge or otherwise dispose of its security interest in the Note; provided, however, that any transferee of such security interest shall have agreed in writing to be bound by all of the terms and provisions of this Section 6.4.

(c) On May 16, 2005, the number of Conversion Shares subject to Section 6.4(a) of this Agreement shall be reduced by a number of Conversion Shares which is equal to the product of (i) the Additional Sale Deficiency Number and (ii) 2.0.

ARTICLE VII

INDEMNIFICATION

7.1 Indemnification. DCCLP and Everett agree, jointly and severally, to indemnify and hold harmless the Lender and its Affiliates, directors, officers, employees, advisors, agents, attorneys, accountants and controlling persons (each, an "Indemnified Party") to the fullest extent permitted by law from and against any and all demands, losses, damages, penalties, fines, claims, liabilities, obligations, actions, causes of action and expenses, including, without limitation, costs of investigating, preparing or defending any such action or Proceeding, reasonable fees, disbursements and costs of counsel (collectively, "Losses") incurred by an Indemnified Party arising out of, relating to, or in connection with the transactions contemplated hereby, the delivery, enforcement and performance of this Agreement, the AWS/Childs Agreement, the Ancillary DCCLP Documents, the Ancillary Everett Documents, the Registration Rights Agreement, the Letter Agreement, the Stockholder Agreement, the Purchase Agreement, or resulting from or arising out of any breach of any warranty, representation, covenant or agreement of DCCLP or Everett contained in this Agreement, the Ancillary DCCLP Documents or the Ancillary Everett Documents; provided, however, that DCCLP and Everett shall not be liable under this Section 7.1 to an Indemnified Party (x) to the extent that it is finally judicially determined that such Losses resulted primarily from the willful misconduct or gross negligence of an Indemnified Party and (y) for any Losses related to the DCCLP Loan and Settlement Agreements or the Everett Loan and Settlement Agreements.

7.2 Contribution. If and to the extent that the obligations of DCCLP and Everett to indemnify an Indemnified Party under Section 7.1 hereof are finally judicially determined to be unenforceable, DCCLP and Everett, jointly and severally, shall make the maximum contribution to the payment and satisfaction of any Losses of the Indemnified Party which shall be permissible under applicable laws.

7.3 Defense of Claims. An Indemnified Party under this Article VII will, promptly after the receipt of notice of the commencement of any action, investigation, claim or other Proceeding against such Indemnified Party in respect of which indemnity may be sought from DCCLP and Everett under this Article VII, notify DCCLP and Everett in writing of the commencement thereof. The omission of any Indemnified Party to so notify DCCLP and Everett of any such action, investigation, claim or other Proceeding shall not relieve DCCLP or Everett from any liability which it may have to such Indemnified Party. In case any such action, investigation, claim or other Proceeding shall be brought against any Indemnified Party and it shall notify DCCLP and Everett of the commencement thereof, DCCLP and Everett shall be entitled to assume the defense thereof at their own expense with counsel satisfactory to such Indemnified Party in its reasonable discretion; provided, however, that any Indemnified Party may, at its own expense, retain separate counsel to participate in such defense. Notwithstanding the foregoing, in any action, investigation, claim or other Proceeding in which DCCLP or Everett, on the one hand, and an Indemnified Party, on the other hand, is, or is reasonably likely to become, a party, such Indemnified Party shall have the right to employ separate counsel at DCCLP's and Everett's expense and to control its own defense of such action, investigation, claim or other Proceeding. Each of DCCLP and Everett agree that neither of them shall, without the prior written consent of Lender, settle, compromise or consent to the entry of any judgment in any pending or threatened action, investigation, claim or Proceeding relating to the matters contemplated hereby unless such settlement, compromise or consent includes an unconditional release of Lender and each other Indemnified Party from all liability, if any, arising or that may arise out of such action, investigation, claim or Proceeding. The rights accorded to the Indemnified Parties hereunder shall be in addition to any rights that any Indemnified Party may have at law, by separate agreement, or otherwise.

ARTICLE VIII

MISCELLANEOUS

8.1 Stock Dividends, Stock Splits, Etc. If at any time on or after the date of this Agreement, the Company shall (a) pay a dividend or make a distribution on the Class A Common Stock and/or Class B Common Stock in shares of Class A Common Stock and/or Class B Common Stock, (b) subdivide the outstanding shares of Class A Common Stock and/or Class B Common Stock into a greater number of shares of Class A Common Stock and/or Class B Common Stock, (c) combine the outstanding shares of Class A Common Stock and/or Class B Common Stock into a smaller number of shares of Class A Common Stock and/or Class B Common Stock or (d) issue by reclassification of the Class A Common Stock and/or Class B Common Stock any shares of its capital stock, then each specified number of shares of Class A Common Stock and/or Class B Common Stock herein, and each specified per share price with respect to shares of Class A Common Stock and/or Class B Common Stock herein, shall be adjusted accordingly.

8.2 Legends. DCCLP and Lender acknowledge and understand that, in addition to the legend referred to in Section 4.5, DCCLP shall cause the Company to cause the legend set forth below, or a legend substantially equivalent to the legend set forth below, to be placed upon any certificate(s) or other documents or instruments evidencing ownership of Released Shares or Conversion Shares held by such Stockholder:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TAG-ALONG RIGHTS, DRAG-ALONG RIGHTS AND OTHER RIGHTS, AS SET FORTH IN THAT CERTAIN STOCK PURCHASE AGREEMENT, DATED AS OF MAY 16, 2003, ENTERED INTO BY BANK OF AMERICA, N.A., DOBSON COMMUNICATIONS CORPORATION (THE "COMPANY") AND CERTAIN OTHER STOCKHOLDERS OF THE COMPANY. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY.

8.3 Survival of Representations and Warranties. The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement or any investigation by or on behalf of the parties hereto; provided, however, that the representations and warranties which are set forth in Sections 3.1, 3.2(a), 3.2(b), 3.7, 3.10 and 3.11 shall survive the execution and delivery of this Agreement or any investigation by or on behalf of the parties hereto for a period of twelve months.

8.4 Further Assurances. Each of DCCLP, Everett and Lender agrees to execute and deliver such other documents or agreements and to perform such other actions as may be reasonably necessary or desirable to carry out or to perform the provisions of this Agreement and to consummate the transactions contemplated hereby, whether prior to or subsequent to the Closing.

8.5 Fees and Expenses. Except as otherwise provided herein, the DCCLP Loan and Settlement Agreements or the Everett Loan and Settlement Agreements, each of the parties hereto shall bear its own fees and expenses in connection with the transactions contemplated hereby and the investigation, negotiations and documentation efforts leading to the execution and delivery of this Agreement.

8.6 Submission to Jurisdiction. Each party to this Agreement hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts located in the State of Oklahoma with respect to any suit, action or Proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby. Each party to this Agreement hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which such party may now or hereafter have to the laying of venue of any such suit, action or Proceeding in such court or any defense of inconvenient forum for the maintenance of such suit, action or Proceeding. Each party to this Agreement hereby agrees that a judgment in any such suit, action or Proceeding may be enforced in other jurisdictions by suit on such judgment or in any other manner provided by law.

8.7 Consent to Service of Process. Each party to this Agreement hereby consents to process being served by any party to this Agreement in any suit, action or Proceeding by the mailing of a copy thereof in accordance with the provisions of Section 8.12 hereof.

8.8 Waiver of Jury Trial. Each party to this Agreement hereby waives, to the fullest extend permitted by applicable law, its right to a jury trial with respect to any suit, action, claim or Proceeding arising out of or relating to this Agreement

8.9 Entire Agreement. This Agreement, together with the exhibits and schedules hereto, the Registration Rights Agreement, the Letter Agreement, the DCCLP Loan and Settlement Agreements, including the agreements, instruments, documents, certificates and other writings contemplated thereby, and the Everett Loan and Settlement Agreements, including the agreements, instruments, documents, certificates and other writings contemplated thereby, represent the entire understanding and agreement between the parties hereto with respect to, and supersede all prior agreements and understandings between the parties with respect to, the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein.

8.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by DCCLP or Everett (by operation of law or otherwise) without the prior written consent of Lender, and any attempted assignment without such written consent shall be void and of no effect. Lender may assign any of its rights or obligations hereunder (by operation of law or otherwise) to (a) any of its Affiliates and (b) up to no more than six (6) Persons who are not Affiliates of Lender.

8.11 Amendments and Waivers. Any amendment, supplement or modification to this Agreement, or any waiver of any provision of this Agreement, shall not be effective unless such amendment, supplement, modification or waiver is evidenced by a written instrument making specific reference to this Agreement and signed by the party against whom enforcement of such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by such party taking action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent beach of this Agreement. No failure on the party of any party to exercise, and no delay in exercising, any right, power or remedy by such party shall operate as a waiver thereof, not shall any single or partial exercise of such right, power or remedy. All remedies provided hereunder are cumulative and are not exclusive of any other remedies provided by law, separate agreement or otherwise.

8.12 Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed given when actually received by the party to whom sent. Notices shall be sent to the following addresses for to such other address as a party may have specified by notice given to the other party pursuant to this provision:

If to DCCLP or Everett, to:

Dobson CC Limited Partnership

14201 Wireless Way

Oklahoma City, Oklahoma 73134

Telecopier No.: (405) 529-8515

Attention: Everett Dobson

with a copy to:

Edwards & Angell, LLP

2800 Financial Plaza

Providence, Rhode Island 02903

Telecopier No.: (401) 276-6602

Attention: David K. Duffell, Esq.

If to Lender or any Affiliate of Lender, to:

Bank of America, N.A.

231 South LaSalle Street

Mail Code IL 1-231-08-40

Chicago, Illinois 60697

Telecopier No.: (312) 987-0234

Attention: Lynn D. Simmons

With a copy to:

Haynes and Boone, LLP

901 Main Street, Suite 3100

Dallas, Texas 75202

Telecopier No.: (214) 200-0408

Attention: Terry Conner

8.13 Governing Law. This Agreement shall be governed by, construed in accordance with, and enforced under, the laws of the State of Oklahoma.

8.14 Table of Contents and Headings. The table of contents and section headings of this Agreement are for reference purposes only and are to be given no effect in the construction or interpretation of this Agreement.

8.15 Severability. If one or more of the provisions contained in this Agreement, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired.

8.16 No Third-Party Beneficiaries. Nothing contained in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person who is not a party to this Agreement.

8.17 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

8.18 Schedules. If at any time on or after the date hereof and prior to Closing any disclosure contained in Schedule 3.12 hereto shall no longer be true, correct and complete in all respects for any reason whatsoever, DCCLP shall immediately deliver or cause to be delivered to Lender such documents, supplements or other writings as shall be necessary to cause the disclosures contained in such Schedule to be true, correct and complete in all respects.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

DOBSON CC LIMITED PARTNERSHIP

By: RLD, Inc.,

its general partner

By:

Everett R. Dobson President

EVERETT R. DOBSON

BANK OF AMERICA, N.A.

By:

Name:

Title:

DOBSON COMMUNICATIONS CORPORATION*

By:

Name:

Title:

(*Solely with respect to the terms and provisions of Section 6.4 hereof)

SPOUSAL CONSENT

The undersigned, the spouse of Everett R. Dobson, has executed this Agreement below for the purposes of (i) indicating her understanding of and agreement with the provisions of this Agreement and (ii) binding her community property interest, if any, in the shares of Common Stock held by Everett R. Dobson.

Jeanetta G. Dobson

Dated: May 16, 2003

Exhibit A

May 16, 2003

Bank of America, N.A.

231 South LaSalle Street

Chicago, IL 60697

Attn: Lynn D. Simmons

Ladies and Gentlemen:

We have acted as counsel to Dobson CC Limited Partnership, an Oklahoma limited partnership ("DCCLP"), and Everett R. Dobson, a resident of Oklahoma ("Everett"), in connection with the Stock Purchase Agreement dated the date hereof (the "Stock Purchase Agreement") by and among DCCLP, Everett and Bank of America, N.A. ("Lender"). We are rendering this opinion pursuant to Section 5.1(j) of the Stock Purchase Agreement. Except as otherwise defined herein, capitalized terms used herein but not defined herein have the respective meanings given to them in the Stock Purchase Agreement.

In connection with this opinion, we have examined and relied upon the representations and warranties as to factual matters contained in and made pursuant to the Stock Purchase Agreement by the various parties and originals or copies certified to our satisfaction, of such records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. Where we render an opinion "to the best our knowledge" or concerning an item "known to us" or our opinion otherwise refers to our knowledge, it is based solely upon (a) an inquiry of attorneys within this firm who perform legal services for DCCLP and Everett, (b) receipt of a certificate executed by an officer of the general partner of DCCLP or Everett covering such matters, and (c) such other investigation, if any, that we specifically set forth herein.

In rendering this opinion, we have assumed: the genuiness and authenticity of all signatures on original documents (other than signatures of DCCLP and Everett on agreements, instruments and other documents to which they are a party); the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents (except the due authorization, execution and delivery by DCCLP and Everett of the Stock Purchase Agreement and the DCCLP Documents and Everett Documents (each as defined below)) where authorization, execution and delivery are prerequisites to the effectiveness of such documents. We also have assumed: that all individuals executing and delivering documents (other than Everett) have the legal capacity to so execute and delivery; that each of the Stock Purchase Agreement and Side Letter (as defined on Schedule 2) is an obligation binding upon and enforceable against Lender; and that there are no extrinsic agreements or understandings among the parties to the Stock Purchase Agreement that are not known to us that would modify or interpret the terms of the Stock Purchase Agreement, the DCCLP Documents or the Everett Documents or the respective rights or obligations of the parties thereunder.

We are members of the Bar of the State of Rhode Island. The Stock Purchase Agreement, DCCLP Documents and Everett Documents provide that they are governed by the law of the State of Oklahoma. For purposes of this opinion we have assumed with your express permission that the internal law of the State of Oklahoma and the law of any other jurisdiction whose law may be relevant to the opinion expressed herein is identical in all respects to the law of the State of Rhode Island. We express no opinion to the extent that the laws of any jurisdiction other than the State of Rhode Island are applicable to the subject matter hereof and differ in any respect from the law of the State of Rhode Island. Neither special rulings of authorities in any other jurisdiction nor opinions of counsel in any said jurisdiction have been obtained. We are not rendering any opinion as to compliance with any anti-fraud law, state law, rule or regulation relating to the sale of securities or public utilities commission matters, or federal law.

With respect to our opinion in paragraphs 3 and 4 below with respect to conflicts, violations, breaches, termination rights and defaults under any agreements, instruments and obligations known to us, we have relied solely upon (a) inquiries of officers of the general partner of DCCLP and of Everett, (b) the list of such agreements, instruments and obligations to which DCCLP or Everett is a party, or by which either of them is bound, set forth on Schedule 1 hereto and (c) an examination of the items on the aforementioned list; we have made no further investigation.

On the basis of the foregoing, in reliance thereon and with the foregoing qualifications, we are of the opinion that:

  Everett has all requisite power and authority to (a) execute and deliver the Stock Purchase Agreement and each of the agreements, instruments and other documents listed on Schedule 2 hereto (the "Everett Documents"), (b) perform his obligation thereunder, and (c) consummate the transactions contemplated thereby. The Stock Purchase Agreement and each of the Everett Documents has been duly executed and delivered by Everett and constitutes the legal, valid and binding obligation of Everett, enforceable against him in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and general equitable principles.

  DCCLP has all requisite power and authority to (a) execute and deliver the Stock Purchase Agreement and each of the agreements, instruments and other documents listed on Schedule 3 hereto (the "DCCLP Documents"), (b) perform its obligations thereunder and (c) consummate the transactions contemplated thereby. The Stock Purchase Agreement and the DCCLP Documents have been duly executed and delivered by DCCLP and constitute the legal, valid and binding obligation of DCCLP, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy and solvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and general equitable principles.

  The execution and delivery by DCCLP of the Stock Purchase Agreement and each of the DCCLP Documents, and the performance by DCCLP of the transactions contemplated thereby, do not and will not conflict with, violate, result in the breach or termination of, or constitute a default under, any note, bond, mortgage, indenture, license, material agreement or other material instrument or obligation, of which we have knowledge including, without limitation, the Stockholder Agreement and the Purchase Agreement, to which DCCLP is a party, or by which it or any of its properties or assets is bound.

  The execution and delivery by Everett of the Stock Purchase Agreement and each of the Everett Documents, and the performance by Everett of the transactions contemplated thereby, do not and will not conflict with, violate, result in the breach or termination of, or constitute a default under, any note, bond, mortgage, indenture, license, material agreement or other material instrument or obligation, of which we have knowledge including, without limitation, the Stockholder Agreement and the Purchase Agreement, to which Everett is a party, or by which he or any of his properties or assets is bound.

  Neither the execution and delivery of the Stock Purchase Agreement by any of the parties thereto, nor the performance by any of the parties thereto of their respective obligations thereunder, will (a) entitle AWS, Childs or any other Person to sell any shares of Common Stock to Lender pursuant to the terms and provisions of the Stockholder Agreement or (b) require Lender to purchase any shares of Common Stock from AWS, Childs or any other Person pursuant to the terms and provisions of the Stockholder Agreement.

  Neither the execution and delivery of the Stock Purchase Agreement by any of the parties thereto, nor the performance by any of the parties thereto of their respective obligations thereunder, will (a) entitle Lehman or any other Person to sell any shares of Common Stock to Lender pursuant to the terms and provisions of the Purchase Agreement or (b) require Lender to purchase any shares of Common Stock from Lehman or any other Person pursuant to the terms and provisions of the Purchase Agreement.

  To our knowledge, there are no Proceedings pending or threatened against or involving DCCLP, Everett or any of its or his Affiliates seeking to restrain, prohibit or obtain damages or relief in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, the DCCLP Documents or the Everett Documents.

Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guaranty the outcome of any legal dispute which may arise in the future. It is possible that some of the terms of the Stock Purchase Agreement, DCCLP Documents and Everett Documents may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not, in our opinion, prevent you from realizing the principal benefits purported to be provided by such documents.

This letter shall be interpreted in accordance with the Legal Opinion Principles issued by the Committee on Legal Opinions of the American Bar Association's Business Law Section as published in 53 Business Lawyers 831 (May 1998). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described therein, and this opinion letter should be read in conjunction therewith.

This opinion is intended solely for your benefit and is not to be made available to or be relied upon by any other person, firm or entity without our prior written consent.

Very truly yours,

Edwards & Angell, LLP

Schedule 1 to Opinion
of Edwards & Angell, LLP

Certain Agreements

Dobson CC Limited Partnership

1. Stockholder and Investor Rights Agreement dated January 31, 2000, as amended February 8, 2001.

2. Limited Partnership Agreement of DCCLP dated December 28, 1993 with addendum dated November 9, 1994 and with amendments dated May 14, 1999 and April 8, 2002.

3. Amended and Restated Supplemental Agreement dated February 25, 2000 among DCCLP, AT&T Wireless Services, Inc. ("AWS"), Dobson Communications Corporation ("DCC"), RLD, Inc., The Everett R. Dobson Irrevocable Family Trust, The Steven T. Dobson Irrevocable Family Trust and The Robbin L. Dobson Irrevocable Family Trust.

4. The Lehman Purchase Documents (as defined in the New Loan Agreement).

5. The Lyme Timber Company: Partnership Agreement as amended and restated April 10, 1998.

6. Portland & Memorial Two, L.L.C.: Operating Agreement dated April 30, 1999.

7. Dobson Parkway, L.L.C.: Operating Agreement dated August 13, 1999.

8. LCE Estate Corporation Stockholders' Agreement dated April 25, 2003.

9. Letter Agreement dated May 16, 2003 between DCCLP and AWS providing certain tag along rights to AWS in the event DCCLP should propose to pledge shares of Dobson Communications Corporation after the date of such Letter Agreement.

Everett R. Dobson

1. ATTI: Limited Partnership Agreement dated December 28, 1993.

2. Two D Ranch, L.L.C.: Operating Agreement dated December 2, 1997.

3. Cheyenne Stables, L.L.C.: Operating Agreement dated May 5, 1998.

4. Apex Mortgage Company: Subscription Agreement and Suitability Letter dated July 23, 1999, and related Shareholders Agreement.

5. Dobson Ranch Limited Liability Company: Operating Agreement dated September 8, 1995.

6. Paradise Restaurant Group, L.L.C.: Operating Agreement dated February 19, 2002.

7. Incentive Stock Option Agreement between Everett and DCC dated 4/25/02.

8. Nonqualified Stock Option Agreement between Everett and DCC dated 4/25/03.

Schedule 2 to Opinion
of Edwards & Angell, LLP

Everett Documents

1. Stock Power authorizing the transfer of the Everett Shares to Lender.

2. Letter Agreement among DCCLP, Everett, and Lender dated May 16, 2003 providing for certain modifications to Stock Purchase Agreement and the Credit Agreement (the "Side Letter")

Schedule 3 to Opinion
of Edwards & Angell, LLP

DCCLP Documents

1. Stock Power authorizing the transfer of the DCCLP Shares to Lender

2. AWS/Childs Agreement

3. The Side Letter (as defined on Schedule 2)

Exhibit B

May 16, 2003

Bank of America, N.A., as Lender

231 South LaSalle Street

Mail Code IL 1-231-08-40

Chicago, Illinois 60697

Re: Stock Purchase Agreement dated as of May 16, 2003, by and among Dobson CC Limited Partnership ("DCCLP"), Everett R. Dobson ("Everett"), and Bank of America, N.A.

We have acted as counsel to Everett and DCCLP in connection with the Stock Purchase Agreement.

This opinion is delivered pursuant to Section 5.1 (k) of the Stock Purchase Agreement. Except as otherwise defined herein, each capitalized term used herein has the meaning given to such term in the Stock Purchase Agreement.

In arriving at the opinions expressed below, we have examined such corporate and partnership documents and records of DCCLP and the Company, and such certificates of public officials and of officers of DCCLP and the Company, other documents, and matters of law as we deemed necessary or appropriate, including, without limitation, originals or copies of (a) the Stock Purchase Agreement (b) the Ancillary DCCLP Documents, and (c) the Ancillary Everett Documents.

We are members of the Bar of the State of Oklahoma. Notwithstanding anything herein to the contrary, we express no opinion as to the effect or application of any law of any other jurisdiction other than the State of Oklahoma and the federal laws of the United States of America currently in effect. Without limiting the generality of the foregoing, we note in particular that we express no opinion about (a) the Communications Act of 1934, as amended, and the rules, regulations, orders, policies and decisions of the FCC (b) the Securities Act of 1933, the Securities Exchange Act of 1934 and the rules, regulations, orders, policies and decisions of the Securities Exchange Commission.

Based upon the foregoing, we are of the opinion that:

1. DCCLP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Oklahoma. DCCLP has all requisite partnership power and authority to own, lease and operate its properties and to carry on its business as presently being conducted.

2. DCCLP has all requisite partnership power and authority to (a) execute and deliver the Stock Purchase Agreement and each of the Ancillary DCCLP Documents, (b) perform its obligations thereunder, and (c) consummate the transactions contemplated thereby. The (a) execution and delivery by DCCLP of the Stock Purchase Agreement and each of the Ancillary DCCLP Documents, (b) performance by DCCLP of its obligations thereunder, and (c) consummation of the transactions contemplated thereby, have been duly authorized by all necessary partnership action on the part of DCCLP. The Stock Purchase Agreement and each of the Ancillary DCCLP Documents have been duly executed and delivered by DCCLP and constitute the legal, valid and binding obligation of DCCLP , enforceable against DCCLP in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and general equitable principles. The Stock Purchase Agreement and each of the Ancillary Everett Documents have been duly executed and delivered by Everett and constitute the legal, valid and binding obligation of Everett, enforceable against Everett in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and general equitable principles.

3. The execution and delivery by DCCLP of the Stock Purchase Agreement and each of the Ancillary DCCLP Documents, and the performance by DCCLP of the transactions contemplated thereby, do not and will not (a) conflict with, or result in the violation of, any provision of (i) the Certificate of Limited Partnership, the Limited Partnership Agreement or any other organizational document of DCCLP or(b) violate any statute, rule, regulation or Order of any Governmental Body, or (c) result in the creation of any Lien upon the properties or assets of DCCLP. The execution and delivery by Everett of the Stock Purchase Agreement and each of the Ancillary Everett Documents, and the performance by Everett of the transactions contemplated thereby, do not and will not (a) violate any statute, rule, regulation or Order of any Governmental Body, or (b) result in the creation of any Lien upon the properties or assets of Everett

4. Neither (a) the execution and delivery by DCCLP of the Stock Purchase Agreement and each of the Ancillary DCCLP Documents, and the performance by it of its obligations thereunder, nor (b) the execution and delivery by Everett of the Stock Purchase Agreement and each of the Ancillary Everett Documents, and the performance by him of his obligations thereunder, will require (i) DCCLP or Everett to obtain any consent, approval, waiver, Order, Permit or authorization from any Governmental Body or (ii) DCCLP or Everett to make any declaration, filing or registration with any Person.

5. Other than potential Proceedings involving Bank of America, N.A., there are no Proceedings pending or, to our knowledge, threatened against or involving DCCLP, Everett or any of its or his Affiliates seeking to restrain, prohibit or obtain damages or relief in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement, the Ancillary DCCLP Documents or the Ancillary Everett Documents.

This opinion is addressed to you solely for your use in connection with the transactions contemplated by the Stock Purchase Agreement, and no person other than Lender, each assignee as permitted by the Stock Purchase Agreement, and the law firm of Haynes and Boone, L.L.P., is entitled to rely hereon without our prior written consent. This opinion is given as of the date hereof, and we have no obligation to revise or update this opinion subsequent to the date hereof or to advise you or any other person of any matter subsequent to the date hereof which would cause us to modify this opinion in whole or in part.

Cordially,

Pate, Kempf & Knarr, P.C.

Exhibit C

May 16, 2003

Bank of America, N.A., as Lender

231 South LaSalle Street

Mail Code IL 1-231-08-40

Chicago, Illinois 60697

Re: Stock Purchase Agreement between Dobson CC Limited Partnership, Everett R. Dobson and Bank of America, N.A., dated as of May 16, 2003

Ladies and Gentlemen:

We are counsel to Dobson Communications Corporation (the "Company"). We have been requested to provide you with our opinion in connection with the Stock Purchase Agreement dated as of May 16, 2003 (the "Purchase Agreement"), among Dobson CC Limited Partnership ("DCCLP"), Everett R. Dobson, and Bank of America, N.A., a national banking association ("Lender").

This opinion is delivered pursuant to Section 5.1(k) of the Purchase Agreement. Except as otherwise defined herein, each capitalized term used herein has the meaning given to such term in the Purchase Agreement.

In arriving at the opinions expressed below, we have examined such corporate, stock and other records of the Company, and such certificates of public officials and of officers of the Company, other documents, and matters of law as we deemed necessary or appropriate.

We are members of the Bar of the State of Oklahoma. Notwithstanding anything herein to the contrary, we express no opinion as to the effect or application of any law of any other jurisdiction other than federal law and the laws of the State of Oklahoma currently in effect.

Based upon the foregoing, we are of the opinion that:

1. The authorized capital stock of the Company is as described in Section 3.2(a) of the Purchase Agreement. The issued and outstanding Common Stock and Preferred Stock of the Company is as described in Section 3.2(b) of the Purchase Agreement.

2. The Acquisition Shares have been, and upon the automatic conversion thereof, the Conversion Shares will be, duly issued by the Company, and are fully paid and non-assessable and have been issued in compliance with the Securities Act and all applicable state securities laws. Neither the Acquisition Shares nor, upon the automatic conversion thereof, the Conversion Shares, have been, or upon the conversion thereof will be, issued in violation of any preemptive or similar rights.

In this regard, you are advised that the Company is a party to a certain Stockholder and Investor Rights Agreement dated January 31, 2000, as amended, among DCCLP, J. W. Childs Equity Partners II, L.P., JWC Group Stockholders and AT&T Wireless Services, Inc. ("AWS").

Under Section 3.4 of the Stockholder and Investor Rights Agreement, as a condition precedent to the transfer of the Acquisition Shares to the Lender, the Lender must agree to become a party to and bound by the terms of the Stockholder and Investor Rights Agreement. Our client has advised us that appropriate waivers of this condition precedent have been obtained from all parties to the Stockholder and Investor Rights Agreement.

In addition, under Section 3.7 of the Stockholder and Investor Rights Agreement, the transfer by DCCLP of the Acquisition Shares upon the terms and conditions set forth in the Purchase Agreement gives AWS the right to participate pro-rata on the same terms. Thus, to the extent DCCLP is relieved of indebtedness on the basis of its transfer of the Acquisition Shares, AWS would be entitled to sell to the Lender a proportionate amount of Company common stock held by AWS for the same price. Our client has advised us that AWS has waived its rights to participate, pro-rata, in the transfer of the Acquisition Shares by DCCLP to the Lender.

3. Subject to the assumptions and qualifications set forth below, we are of the opinion that the transfer of the Acquisition Shares by DCCLP to the Lender pursuant to and in accordance with the terms of the Purchase Agreement is not subject to the registration requirements of the Securities Act. In arriving at this opinion we have assumed the following:

(a) DCCLP acquired the Acquisition Shares from the Company for its own account and for investment purposes, and not with a view to engaging in a distribution thereof;

(b) The representations and warranties of the Lender contained in the Purchase Agreement including, without limitation, those contained in Sections 4.5 and 4.6 of the Purchase Agreement, are true, correct and complete on the Closing Date;

(c) Neither the Company nor DCCLP has engaged in any general advertising or solicitation for the transfer of the Acquisition Shares;

(d) DCCLP has disclosed to the Lender, and the Lender has had adequate access to, and is informed of, all material facts and information regarding the Company;

(e) All Company reports as filed with the Securities and Exchange Commission are true, accurate and complete, and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; and

(f) The Lender is a "sophisticated investor" and is not within the class of persons needing the protection of the registration requirements of the Securities Act, as described in SEC vs. Ralston Purina Co., 346 US 119 (1953).

In our opinion, and based on the assumptions set forth above, the transfer of the Acquisition Shares to the Lender is not subject to the registration requirements of Section 5 of the Securities Act by reason of the exemption therefrom provided in Section 4(1) of the Securities Act. Sec. Act Release No. 6188, 1980 WL 29482, 1 Fed. Sec. L. Rep. (CCH) 1051, at 2073-28, N.178 (February 1, 1980).

4. The execution and delivery by DCCLP of the Purchase Agreement and each of the Ancillary DCCLP Documents, and the performance by DCCLP of the transactions contemplated thereby, do not and will not conflict with, or result in the violation of, any provision of the Certificate of Incorporation or the Bylaws of the Company.

5. Subject to the following discussion, neither the execution and delivery of the Purchase Agreement by each of the parties thereto, nor the performance by each of the parties thereto of their respective obligations thereunder, will subject Lender, the Acquisition Shares or the Conversion Shares to the provisions of (a) the Oklahoma Control Shares Acquisition Act, as set forth in Section 1145 through 1155 of Title 18, Chapter 23 of the Oklahoma Statutes, as amended (the "Control Shares Act"), or (b) Section 1090.3 of Title 18, Chapter 22 of the Oklahoma Statutes, as amended ("Section 1090.3"). We note that the Purchase Agreement provides in Section 2.4 that the Acquisition Shares to be transferred to the Lender are being transferred by DCCLP in partial satisfaction of its obligations to the Lender under a pledge of such shares.

We believe that under the Control Shares Act, the determination of whether "control shares" are acquired must be measured at the time of acquisition. Section 1145 of the Control Shares Act defines "control shares" as shares acquired that would entitle the acquiring person immediately after the acquisition of such shares to exercise certain ranges of voting power. Section 1146(C)(4) of the Control Shares Act provides that the acquisition of "control shares" is not a "control share acquisition" if the acquisition is in connection with the satisfaction of a pledge.

We have also been requested to express our opinion as to whether the Acquisition Shares could become "control shares" by reason of future actions taken by the Company or DCCLP that, in effect, would increase the percentage of voting power of the Acquisition Shares and, upon conversion, the Conversion Shares, held by the Lender. Section 1146(C)(8) of the Control Shares Act provides that an increase in voting power resulting from actions taken by the issuing public corporation is not a control share acquisition. While it could be argued that an increase in the voting power of shares already owned, by reason of actions taken by a person other than the Company or the owner of such shares, is a new "acquisition" each time there is an increase in voting power, we believe that this argument is not persuasive. The Control Shares Act doesn't speak in terms of the acquisition of voting power, but of the acquisition of shares that have voting power.

Thus, it is our opinion that, if the issue were properly presented to a court of competent jurisdiction, such court should hold that, while not free from doubt, the Acquisition Shares to be transferred to the Lender, and the Conversion Shares issued upon the automatic conversion of the Acquisition Shares, are not "control shares" as that term is defined in the Control Shares Act, and will not become "control shares" solely by reason of subsequent actions of the Company or other shareholders. In addition, since the transfer of the Acquisition Shares is in satisfaction of a pledge, even if the Acquisition Shares were deemed "control shares," the transfer would not be a "control share acquisition."

With respect to Section 1090.3, because the DCEL Board of Directors has consented to and approved the transfer of the Acquisition Shares by DCCLP to the Lender prior to the actual transfer, Section 1090.3 would cease to be applicable to any future business combination involving the Company and the Lender, or an Affiliate of the Lender, at least as far as the Acquisition Shares are concerned.

This opinion is addressed to you solely for your use in connection with the transactions contemplated by the Purchase Agreement, and no person other than Lender and the law firm of Haynes and Boone, L.L.P. is entitled to rely hereon without our prior written consent. This opinion is given as of the date hereof, and we have no obligation to revise or update this opinion subsequent to the date hereof or to advise you or any other person of any matter subsequent to the date hereof which would cause us to modify this opinion in whole or in part.

Very truly yours,

McAfee & Taft, A Professional Corporation

Exhibit D

May 16, 2003

Bank of America, N.A.

231 South LaSalle Street

Mail Code IL-1-231-08-40

Chicago, Illinois 60697

Re: Stock Purchase Agreement, Third Amended, Restated, and Consolidated Credit Agreement and Other Transaction Documents

Dear Ladies and Gentlemen:

Wilkinson Barker Knauer, LLP (the "Firm") has acted as special regulatory counsel to Dobson CC Limited Partnership ("Borrower"), RLD, Inc. (the "General Partner"), the Everett R. Dobson Irrevocable Family Trust u/t/a November 9, 1994, the Stephen T. Dobson Irrevocable Family Trust u/t/a November 9, 1994, the Robbin L. Dobson Irrevocable Family Trust u/t/a November 9, 1994 (collectively, the "Family Trusts"), Dobson Ranch Limited Liability Company, an Oklahoma limited liability company ("Dobson Ranch"), Cheyenne Stables, L.L.C., an Oklahoma limited liability company ("Cheyenne Stables"), and Everett R. Dobson and Stephen T. Dobson (collectively with Borrower, the General Partner, the Family Trusts, Dobson Ranch and Cheyenne Stables, the "Debtor Parties") in connection with (a) the Third Amended, Restated and Consolidated Credit Agreement dated as of May 16, 2003 (as amended, modified, supplemented, or restated from time to time the "Credit Agreement") between Borrower and Bank of America, N.A., a national banking association ("Lender"); (b) the Stock Purchase Agreement dated as of May 16, 2003 by and among Borrower, Everett R. Dobson and Lender (the "Stock Purchase Agreement"); (c) the Third Amended, Restated, and Consolidated Note; (d) the Deferred Interest Note; (e) the Third Amended and Restated Pledge, Assignment, and Security Agreement; (f)  that certain Settlement Agreement among Debtor Parties and Lender; (g) the First Amendment to Second Amended and Restated Loan Agreement among Everett R. Dobson, the other Debtor Parties thereto, and Lender; (h) the Second Amendment to Second Amended and Restated Loan Agreement among Everett R. Dobson and any other Debtor Parties thereto, and Lender; (i) the Third Amended and Restated Promissory Note (Note B) by Everett R. Dobson; (j) the Second Amendment to Mortgage executed by Everett R. Dobson, Jeanetta G. Dobson and Lender, to be recorded in Delaware County, Oklahoma; and (k) other Collateral Documents (all of the foregoing are, collectively, the "Transaction Documents").

This opinion is being delivered to you pursuant to Section 5.1(l) and Exhibit C to the Stock Purchase Agreement and Item 8 of Schedule 6.1 to the Credit Agreement. Capitalized terms used herein which are not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

Our opinion is limited to the provisions of the Communications Act of 1934 as amended, 47 U.S.C. ' 151 et seq., (the "Act") and all rules, regulations and published policies of the Federal Communications Commission ("FCC") (collectively, with the Act, hereafter the "Communications Laws"), and all relevant rules, regulations, and published policies of and all laws administered by any state public utility commissions asserting jurisdiction over the Debtor Parties ("Applicable PUC") (the "PUC Laws"), and we express no opinion and assume no responsibility as to the applicability of any other laws. This opinion is based upon our examination of (i) the public files and records of the FCC; (ii) the Communications Laws and the PUC Laws (iii) the records and files of the Debtor Parties made available to us on or before ___________, 2003; and (iv) the Transaction Documents.

As to any facts material to these opinions which we did not establish by relying upon documents or records, we have relied upon statements, representations and/or certificates of the Debtor Parties and/or the officers, directors, principals, trustees or agents of the Debtor Parties in the Transaction Documents, or made directly for our benefit in the preparation of this opinion. No other investigation has been undertaken in connection with this opinion, and in particular, we have made no independent audit of any of the businesses or operations of the Debtor Parties. To the extent that certain factual matters are stated A to the best of our knowledge,@ or a similar phrase, it is intended to indicate that those attorneys in this firm who have rendered legal services to any of the Debtor Parties on a regular basis do not have current actual knowledge of the inaccuracy of such statement. However, except as otherwise expressly indicated, we have not undertaken any independent investigation to determine the accuracy of any such statement, and no inference that we have any knowledge of any matters pertaining to such statement should be drawn from our representation of the Debtor Parties.

With respect to our review of the Transaction Documents, we reviewed drafts of the Transaction Documents that have been represented to us as closely conforming in all material respects to the Transaction Documents as executed. We have assumed the genuineness of signatures of all persons signing any documents, the authority of all persons signing any document on behalf of parties thereto, the authority of all public officials and governmental authorities, the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies, and the correctness of public files, records and certificates of, or furnished by, governmental or regulatory agencies or authorities.

Members of our firm are admitted to the bar of the District of Columbia. While members of the Firm are admitted to the bars of other states in which any of the Debtor Parties may be operating, we hold no opinions with respect to the laws in those states that are implicated, if any, by the transactions herein, except for the laws of any Applicable PUC. Further, we express no opinion as to any other federal laws or the laws or rules of any other jurisdiction, state, county or municipal, except, as applicable, the Communications Laws.

In rendering this opinion, we have undertaken no independent review to determine whether the Debtor Parties are in good standing under the laws of any states where they conduct or are authorized to do business. We have relied solely upon the information described explicitly above, and on no other information. We disclaim any responsibility or duty to investigate, ascertain or report on any document, matter, condition or proceeding which is outside the scope of our review described in this letter, or which may develop subsequent to the date of this letter, including any amendments or revisions to any of the Transaction Documents made after the date hereof. This disclaimer includes, but is not limited to, judicial proceedings involving other parties (such as antitrust proceedings in the communications industry), legislative proceedings, rulemaking proceedings before the FCC, any Applicable PUC or other agencies, and official or informal proceedings which are not a matter of written public record (such as investigations, confidential deliberations, and the like). If we subsequently become aware of any change in the information in this letter, we disclaim any duty or responsibility to bring it to your attention or to the attention of your counsel.

Determinations as to the de facto control of an FCC licensee are made by the FCC on a case-by-case basis. Our opinion assumes that the covenants and conditions contained in the Transaction Documents will be exercised and/or enforced according to their terms and in a commercially reasonable manner.

Based upon and subject to the foregoing, we are of the opinion that:

1. The execution and delivery of the Transaction Documents by each Debtor Party, and the performance by each Debtor Party of its obligations thereunder in accordance with their terms will not violate the Communications Laws or any PUC Laws.

2. No approval, authorization, consent, adjudication, notice or order of the FCC or any Applicable PUC which has not been obtained by any Debtor Party as of this date is required to be obtained by such Debtor Party in connection with the execution and delivery of the Transaction Documents, the payment or performance of the obligations evidenced by the Transaction Documents, or the creations of the Liens in favor of Lender under the Transaction Documents. To the best of our knowledge, there is no outstanding decree or order that has been issued by the FCC or any Applicable PUC against any Debtor Party and no Proceeding is pending or threatened before the FCC or any Applicable PUC: (a) seeking to prohibit, restrict, or delay consummation of the transactions contemplated by the Transaction Documents, or fulfillment of any conditions under the Transaction Documents; and (b) which could be a Material Adverse Event.

3. To the best of our knowledge, (a) none of the Debtor Parties has received any notice from the FCC or any Applicable PUC of the expiration without renewal, termination, material modification or suspension of, or institution of any proceedings to terminate, materially modify, or suspend, any Authorization owned directly or indirectly by the Debtor Parties which was granted by the FCC or any applicable PUC, or any other Authorization which any Debtor Party is required to hold, directly or indirectly, in order to operate its business in compliance with all applicable Communications Laws or PUC Laws other than such expirations, terminations, suspensions, or modifications which individually or in the aggregate would not constitute a Material Adverse Event; (b) no regulation or judicial or administrative order has been issued or adopted by the FCC or any Applicable PUC limiting or controlling the operations of any Debtor Party and which is of material adverse importance or effect in relation to the operation of that Debtor Party; and (c) none of the Debtor Parties has received notice of any violation or alleged violation of any Communications Law or PUC Law, which violation or alleged violation would individually or collectively with other such violations or allegations, be reasonably likely to constitute a Material Adverse Event.

In rendering the opinions in this letter, we are engaged in acting solely as counsel for the Debtor Parties, and we are not engaged or acting as counsel for the any of the Lender or any other person or entity. This opinion letter is provided to Lender, its counsel, and its respective assignees or other transferees, by us in our capacity as special communications regulatory counsel to the Debtor Parties and can be relied upon, on a confidential basis, in connection with the transactions contemplated by the Transaction Documents solely by such persons. This opinion may not be relied upon by any other person or for any other purpose except with the prior written consent of the undersigned. This letter is provided to you on the condition that its contents are not disclosed to any other person or entity, except as stated in this paragraph. This opinion is not to be quoted in whole or in part or otherwise referred to in any document except as directly a part of and related to the transactions contemplated under the Transaction Documents and, except as required by applicable law, it is not to be filed with any governmental authority or any other entity or person whatsoever.

Sincerely,

Wilkinson Barker Knauer, LLP

Exhibit E

STOCK POWER

Dobson CC Limited Partnership, an Oklahoma limited partnership, hereby sells, assigns and transfers unto Bank of America, N.A., a national banking association, the following shares of Class A Common Stock, par value $0.001 per share ("Class A Common Stock"), and Class B common stock, par value $0.001 per share ("Class B Common Stock"), of Dobson Communications Corporation, an Oklahoma corporation (the "Corporation"), standing in the name of Dobson CC Limited Partnership on the books of the Corporation represented by the following Certificates:

Class Number of Shares Certificate Number

Class A Common Stock 180,777 DC0248

Class A Common Stock 18,407 DC0249

Class B Common Stock 32,300,816 NCB-81L

Dobson CC Limited Partnership does hereby irrevocably constitute and appoint UMB Bank, N.A. (with respect to the Class A Common Stock) and the Corporation (with respect to the Class B Common Stock), as its attorneys-in-fact to transfer the said stock on the books of the Corporation, with full power of substitution in the premises.

Dated: May 16, 2003 Dobson CC Limited Partnership

By: RLD, Inc.,

its general partner

By:

Everett R. Dobson

President

Exhibit F

STOCK POWER

Everett R. Dobson hereby sells, assigns and transfers unto Bank of America, N.A., a national banking association, the following shares of Class A common stock, par value $0.001 per share, of Dobson Communications Corporation, an Oklahoma corporation (the "Corporation"), standing in the name of Everett R. Dobson on the books of the Corporation represented by the following Certificates:

Class Number of Shares Certificate Number

Class A Common Stock 85,000 DC0268

Everett R. Dobson does hereby irrevocably constitute and appoint UMB Bank, N.A. as his attorney-in-fact to transfer the said stock on the books of the Corporation, with full power of substitution in the premises.

Dated: May 16, 2003

Everett R. Dobson

Exhibit G

AGREEMENT AND WAIVER

This AGREEMENT AND WAIVER is dated as of the 16th day of May, 2003, by and among Dobson Communications Corporation, an Oklahoma corporation (the "Company"), Dobson CC Limited Partnership, an Oklahoma limited partnership ("DCCLP"), Dobson JV Company, an Oklahoma corporation and a wholly-owned subsidiary of the Company ("Dobson JV Sub"), AT&T Wireless Services, Inc., a Delaware corporation ("AWS"), AT&T Wireless Services JV Co., a Delaware corporation and a wholly-owned subsidiary of AWS ("AWS JV Sub"), the JWC Group Stockholders (as defined in the Stockholder Agreement, as defined below), J.W. Childs Equity Partners II, L.P., a Delaware limited partnership ("JWC," and together with the Company, DCCLP, AWS and the JWC Group Stockholders, the "Stockholder Agreement Parties"), and Bank of America, N.A., a national banking association (the "Bank").

WHEREAS, DCCLP and Everett R. Dobson ("Everett") propose to transfer (the "Transaction") an aggregate of (i) 284,184 shares (the "Direct Shares") of Class A Common Stock of the Company, par value $0.001 per share (the "Class A Stock"), to Bank or its permitted assignees or designees and (ii) 32,300,816 shares (the "Acquisition Shares") of Class B Common Stock of the Company, par value $0.001 per share (the "Class B Stock", and together with the Class A Stock, the "Stock"), to Bank or its permitted assignees or designees, which Acquisition Shares shall automatically be converted into an aggregate of 32,300,816 shares (the "Conversion Shares", and together with the Direct Shares, the "Transfer Shares") of Class A Stock prior to such transfer, pursuant to the Stock Purchase Agreement of even date herewith among the Bank, DCCLP and Everett, the Settlement Agreement of even date herewith among DCCLP, Everett, Bank and certain other parties thereto and the Third Amended, Restated, and Consolidated Credit Agreement of even date herewith between DCCLP and Bank; and

WHEREAS, pursuant to the terms and provisions of that certain Target Repayment Option Agreement and Extended Target Repayment Option Agreement, dated as of March 15, 2002, by and between DCCLP and the Bank, DCCLP granted the Bank an option (the "Option") to acquire up to 400,000 shares of Class A Stock from DCCLP (the "Option Shares," and together with the Transfer Shares, the "Subject Stock") upon the terms and conditions contained therein; and

WHEREAS, the Company, DCCLP, AWS, the JWC Group Stockholders and JWC are parties to that certain Stockholder and Investor Rights Agreement dated as of January 31, 2000, as amended February 8, 2001 (such agreement as amended, the "Stockholder Agreement"); and

WHEREAS, Dobson JV Sub and AWS JV Sub are parties to that certain Second Amended and Restated Limited Liability Company Agreement of ACC Acquisition LLC, dated February 25, 2000 (the "LLC Agreement");

WHEREAS, AWS, DCCLP, the Company and certain other parties are parties to that certain Amended and Restated Supplemental Agreement dated February 25, 2000 related to certain transfers of interest governed by the LLC Agreement (the "Supplemental Agreement", and together with the LLC Agreement, the "LLC Related Agreements"); and

WHEREAS, to the extent necessary under the Stockholder Agreement and the LLC Related Agreement, the parties thereto wish to consent and agree to the transfer of the Subject Stock to the Bank;

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. AWS hereby irrevocably waives any rights it may have under Section 3.7 of the Stockholder Agreement, including without limitation the right to exercise its Co-Sale Option, in respect of the transfer of the Subject Stock to the Bank in accordance with the Transaction and upon the exercise by the Bank of the Option.

2. AWS, JWC, the JWC Group Stockholders, the Company and DCCLP agree that, notwithstanding anything to the contrary in Section 3.4 of the Stockholder Agreement, (a) the Bank shall not be required to become, or be deemed to become, a "Stockholder" for purposes of the Stockholder Agreement and shall otherwise not be required to become a party to the Stockholder Agreement as a result of the Transaction or upon the exercise by the Bank of the Option or its receipt of the Option Shares and (b) any Transfer of the Subject Stock by the Bank to any Person shall not be subject to the terms and provisions of the Stockholder Agreement. For purposes of this Agreement and Waiver, the term "Transfer" shall mean assign, bequeath, convey, create or suffer to exist a lien upon, encumber, gift, grant, hypothecate, issue, mortgage, place in trust, pledge, sell, transfer or otherwise dispose of, in each case whether directly or indirectly, voluntarily or involuntarily (including by testamentary or intestate succession), by operation of law or otherwise.

3. AWS, JV Sub and Dobson JV Sub, and, to the extent necessary, AWS, the Company and DCCLP, hereby agree that the provisions of the LLC Related Agreements including Article 9 of the LLC Agreement shall not apply to the Transaction, and that, in furtherance and not in limitation of that agreement, (a) the Transaction shall not be deemed to constitute a "Change of Control" of the Company within the meaning of the LLC Agreement, and (b) the Transaction shall not be deemed to constitute an Indirect Transfer within the meaning of Section 9.4 of the LLC Agreement, and the parties agree that the Specified Restrictions shall not apply. Dobson JV Sub and the Company represent and warrant to AWS that the Transaction shall not result in a breach of, or acceleration of any indebtedness under, any material contract to which the LLC is a party.

4. Capitalized terms used but not defined herein shall have the meanings set forth in the Stockholder Agreement (in the case of paragraphs 1 and 2) or the LLC Agreement (in the case of paragraph 3).

5. This Agreement and Waiver may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, each of the parties has executed or caused this Agreement and Waiver to be executed by its duly authorized officers as of the date first written above.

DOBSON COMMUNICATIONS CORPORATION

By:

Name:

Title:

DOBSON JV COMPANY

By:

Name:

Title:

DOBSON CC LIMITED PARTNERSHIP

By: RLD, Inc., its General Partner

By:

Name:

Title:

AT&T WIRELESS SERVICES, INC.

By:

Name:

Title:

AT&T WIRELESS SERVICES JV CO.

By:

Name:

Title:

J.W. CHILDS EQUITY PARTNERS II, L.P.

By: J.W. Childs Advisors II, L.P.,

its General Partner

By: J.W. Childs Associates, L.P.,

its General Partner

By: J.W. Childs Associates, Inc.,

its General Partner

By:

Name:

Title:

Dana L. Schmaltz, as agent and Attorney-in-fact for the JWC Group Stockholders under Purchaser Appointment of Agent and Power of Attorney and not in his individual capacity

BANK OF AMERICA, N.A.

By:

Name:

Title:

Exhibit H

WAIVER

THIS WAIVER (this "Waiver") is made and entered into as of the 16 day of May, 2003, by and between Dobson Communications Corporation, an Oklahoma corporation (the "Company"), and Bank of America, N.A. (the "Bank").

RECITALS

WHEREAS, the Company and the Bank are parties to that certain Confidentiality Agreement, effective as of August 29, 2002 (the "Confidentiality Agreement"); and

WHEREAS, the Bank, Dobson CC Limited Partnership, an Oklahoma partnership ("DCCLP"), and Everett R. Dobson ("Everett") desire to enter into a certain Stock Purchase Agreement (the "Stock Purchase Agreement"), pursuant to which DCCLP and Everett will transfer an aggregate of (i) 284,184 shares (the "Direct Shares") of the Company's Class A Common Stock, par value $0.001 per share ("Class A Common Stock"), to the Bank or its permitted assignees or designees, and (ii) 32,300,816 shares (the "Convertible DCCLP Shares," and together with the Direct Shares, the "Acquisition Shares") of the Company's Class B Common Stock, par value $0.001 per share, to the Bank or its permitted assignees or designees, which Convertible DCCLP Shares shall automatically be converted into an aggregate of 32,300,816 shares (the "Indirect Shares," and together with the Direct Shares, the (the "Conversion Shares") of Class A Common Stock without any action on the part of the Company or the Bank; and

WHEREAS, the Company desires to waive, to the extent applicable, any and all rights that it may have under Section 7 of the Confidentiality Agreement in connection with the Bank's acquisition of the Acquisition Shares and the Conversion Shares pursuant to the Stock Purchase Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

AGREEMENT

1. The Company agrees that Section 7 of the Confidentiality Agreement shall not apply to the transactions contemplated by the Stock Purchase Agreement.

2. This Waiver may be executed in multiple counterparts, each of which shall constitute one and the same document.

3. This Waiver shall be binding upon and inure to the benefit of the parties hereto and their permitted successors, assigns and transferees.

4. Any term or provision of this Waiver this is held to be invalid or unenforceable shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation.

5. This Waiver shall be governed by, and construed in all respects in accordance with, the laws of the State of Oklahoma without reference to the conflict of laws principles thereof.

IN WITNESS WHEREOF, the parties hereto have executed this Waiver as of the date first written above.

DOBSON COMMUNICATIONS CORPORATION

By:

Name:

Title:

BANK OF AMERICA, N.A.

By:

Name:

Title:

Exhibit I

May 16, 2003

Dobson CC Limited Partnership

14201 Wireless Way

Oklahoma City, OK 73134

Attn: Mr. Everett R. Dobson

Everett R. Dobson

14201 Wireless Way

Oklahoma City, OK 73134

Re: Third Amended, Restated, and Consolidated Credit Agreement (the "Credit Agreement"), entered into as of May 16, 2003, among Dobson CC Limited Partnership ("Borrower") and Bank of America, N.A. ("Lender") and Stock Purchase Agreement (the "Stock Purchase Agreement") entered into as of May 16, 2003, among Borrower, Lender, and Everett R. Dobson

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement and the Stock Purchase Agreement. Reference is also made to that certain Agreement dated as of May 16, 2003, by and between Lender and J. W. Childs Equity Partners II, L.P., a Delaware limited partnership (as amended from time to time, the "Childs Agreement"). This Letter shall be deemed to modify the Loan Agreement and the Stock Purchase Agreement on the terms set forth herein on the conditions set forth herein. All capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Credit Agreement.

1. So long as the Childs Agreement is effective, Section 5.5(b) of the Credit Agreement is amended in its entirety to read as follows (the "Section 5.5(b) Modification"):

" (b) (i) Upon consummation of the First Release Event, Lender shall release its Lien, security interest, and, except as otherwise provided herein, all other Rights and Claims with respect to 1,500,000 shares of Class B Common Stock, which would then become part of the Released Shares. "First Release Event" means the following: on or before May 16, 2004, either (i) Lender sells four million shares of Class A Common Stock that Lender received from Borrower pursuant to the Stock Purchase Agreement (the "Bank Shares"), at a per-share price equal to at least $3.00, or (ii) Borrower arranges for a bona fide purchaser who is ready, willing, and able to purchase for cash ("Bona Fide Purchaser"), at a per-share price equal to or more than the greater of $3.00 or (x) if prior to November 3, 2003, eighty-five percent (85%) of the then-current market price or (y) if on or after November 3, 2003, ninety percent (90%) of the then-current market price, four million Bank Shares less the number of Bank Shares sold by Lender from sales described in clause (i) after May 16, 2003, and prior to the closing of the applicable sale to the Bona Fide Purchaser.

(ii) Upon consummation of the Second Release Event, Lender shall release its Lien, security interest, and, except as otherwise provided herein, all other Rights and Claims with respect to 1,000,000 shares of Class B Common Stock, which would then become part of the Released Shares. "Second Release Event" means the following: (A) the First Release Event shall have occurred on or before May 16, 2004, and (B) on or before May 16, 2006, Lender sells six million Bank Shares (in addition to the Bank Shares sold to satisfy the First Release Event), at a per-share price equal to at least $3.00.

(iii) For purposes of this Section 5.5(b), the then-current market price means the volume weighted average price for Class A Common Stock on the NASDAQ for the 10 trading days ending on the Business Day prior to date of the sale of the applicable Bank Shares to the Bona Fide Purchaser."

2. So long as the Childs Agreement is effective, the Stock Purchase Agreement is modified in the following respects (collectively, the "Stock Purchase Modifications"):

(a) The definition of "Release Event" contained in Article I of the Stock Purchase Agreement is hereby deleted in its entirety and the following definitions shall be inserted alphabetically in lieu thereof:

""First Release Event" shall mean if at any time on or prior to May 16, 2004, (i) Lender shall sell 4,000,000 Conversion Shares to one or more Persons at a per-share price which is equal to at least $3.00, or (ii) DCCLP shall arrange for the purchase of 4,000,000 Conversion Shares by one or more Target Persons, at a per-share price which is equal to or more than the greater of (A) $3.00 or (B) (x) if prior to November 3, 2003, eighty-five percent (85%) of the volume weighted average price per share of the Class A Common Stock during the ten (10) Business Days immediately prior to the date or dates on which such Target Persons bought or would be willing to buy such Conversion Shares or (y) if on or after November 3, 2003, ninety percent (90%) of the volume weighted average price per share of the Class A Common Stock during the ten (10) Business Days immediately prior to the date or dates on which such Target Persons bought or would be willing to buy such Conversion Shares less the number of Conversion Shares sold by Lender pursuant to clause (i) above after May 16, 2003, and prior to the closing of the applicable sale by Lender to such Target Persons."; and

""Second Release Event" shall mean if (i) the First Release Event shall have occurred and (ii) if at any time on or prior to May 16, 2006, Lender shall have sold 6,000,000 Conversion Shares (excluding Conversion Shares sold to satisfy the First Release Event) to one or more Persons at a per-share price which is equal to at least $3.00."

(b) The definition of "Additional Sales Share Number" contained in Article I of the Stock Purchase Agreement is hereby deleted in its entirety and the following definition shall be inserted in lieu thereof:

""Additional Sales Share Number" shall mean that number of Conversion Shares sold, transferred or otherwise disposed of, in one or more transactions, by Lender to one or more Target Persons after the earlier to occur of (i) November 2, 2003 and (ii) the Second Release Event."

(c) Section 6.4(b) of the Stock Purchase Agreement is hereby amended by deleting the words "Release Event" in the twelfth line thereof and by inserting the following words in lieu thereof: "First Release Event or Second Release Event."

If (a) the First Release Event occurs on or before May 16, 2004, and (b) the Childs Agreement is terminated on or before May 16, 2006, then (i) Lender agrees that it will release its Lien, security interest, and, except as otherwise provided in the Credit Agreement, all other Rights and Claims with respect to an additional 1,000,000 shares of Class B Common Stock, which would then become part of the Released Shares, and (ii) no additional shares of Class B Common Stock shall be released by Lender pursuant to the terms hereof upon the occurrence of the Second Release Event or otherwise.

This Letter is a "Loan Paper" referred to in the Credit Agreement, and the provisions relating to Loan Papers in Section 11 of the Credit Agreement are incorporated in this Amendment by reference. Unless stated otherwise (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Letter must be construed, and its performance enforced, under Oklahoma law, (d) if any part of this Letter is for any reason found to be unenforceable, all other portions of it nevertheless remain enforceable, (e) this Letter may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document, and (f) this letter may be modified or amended only in a writing signed by Lender and Borrower.

The Loan Papers shall remain unchanged and in full force and effect, except as provided in this Amendment, and are hereby ratified and confirmed. On and after the date hereof, all references to the "Credit Agreement" shall be to the Credit Agreement as herein amended (so long as such amendments are effective pursuant to the terms hereof). The execution, delivery, and effectiveness of this Letter shall not, except as expressly provided herein, operate as a waiver of any rights of Lender under any Loan Paper, nor constitute a waiver under any of the Loan Papers.

This Letter represents the final agreement between the parties about the subject matter of this Letter and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

In the event of a conflict between this Letter and the Credit Agreement, the terms of this Letter shall control.

[Signatures Follow on Next Page]

IN WITNESS WHEREOF, the undersigned have executed this Letter as of day and year first above written.

Very truly yours,

BANK OF AMERICA, N.A.,

a national banking association

By:

Lynn D. Simmons, Senior Vice President

Accepted and Agreed:

DOBSON CC LIMITED PARTNERSHIP,

an Oklahoma limited partnership

By: RLD, INC., an Oklahoma corporation,

its general partner

By:

Everett R. Dobson, President

EVERETT R. DOBSON

Exhibit J

[BANK OF AMERICA LETTERHEAD]

May 16, 2003

Dobson Communications Corporation

14201 Wireless Way

Oklahoma City, Oklahoma 73134

Telecopier No.: (405) 529-8515

Attn: Chairman of the Board of Directors

Re: Exemption From Business Combination Statute

Gentlemen:

Dobson CC Limited Partnership, an Oklahoma limited partnership ("DCCLP"), Everett R. Dobson ("Everett"), certain other affiliates of Everett, and Bank of America, N.A., a national banking association (the "Bank"), desire to enter into a certain Settlement Agreement (the "Settlement Agreement"), which will provide for, among other things, the modification, amendment and restructure of (i) a certain loan extended to DCCLP by the Bank (the "DCCLP Loan") and (ii) certain loans extended to Everett by the Bank (the "Everett Loans"). DCCLP and the Bank desire to enter into a certain Third Amended, Restated, and Consolidated Credit Agreement (the "DCCLP Loan Agreement," and together with the Settlement Agreement, with respect to DCCLP, the "DCCLP Agreements"), which will provide for, among other things, the modification, amendment and restructure of the DCCLP Loan. Everett, certain other affiliates of Everett, and the Bank desire to enter into a certain Second Amendment to Second Amended and Restated Loan Agreement (the "Everett Agreement," and together with the Settlement Agreement, with respect to Everett and certain other affiliates of Everett, the "Everett Agreements"), which will provide for, among other things, the modification, amendment and restructure of the Everett Loans.

In order to induce the Bank to enter into each of the DCCLP Agreements and the Everett Agreements, DCCLP, Everett and the Bank desire to enter into a certain Stock Purchase Agreement (the "Stock Purchase Agreement"), which will provide for, among other things, the transfer by DCCLP and Everett to the Bank of an aggregate of (i) 284,184 shares (the "Direct Shares") of the Company's Class A Common Stock, par value $0.001 per share ("Class A Common Stock"), of Dobson Communications Corporation, an Oklahoma corporation (the "Company"), to the Bank or its permitted assignees or designees, and (ii) 32,300,816 shares (the "Convertible DCCLP Shares," and together with the Direct Shares, the "Acquisition Shares") of the Company's Class B common stock, par value $0.001 per share, to the Bank and its permitted assignees and designees, which Convertible DCCLP Shares shall automatically be converted into an aggregate of 32,300,816 shares (the "Indirect Shares," and together with the Direct Shares, the "Conversion Shares") of Class A Common Stock without any action on the part of the Company or the Bank pursuant to the terms and provisions of the Company's Amended and Restated Certificate of Incorporation.

As a condition to exempting the Bank from the provisions of Section 1090.3 of Title 18, Chapter 22 of the Oklahoma Statutes, as amended, in connection with its acquisition of the Acquisition Shares and, upon the automatic conversion of the Convertible DCCLP Shares, the Conversion Shares, the Board of Directors of the Company has requested that the Bank provide the Company with certain assurances. Accordingly, the Bank hereby represents to the Company that in connection with the transactions contemplated by the Stock Purchase Agreement, the DCCLP Agreements and the Everett Agreements, neither the Bank, nor any of its affiliates, has any present plans or proposals which relate to or would result in:

(a) the acquisition by the Bank or any of its affiliates of any additional securities of the Company, except (i) as contemplated by the terms and provisions of the Stock Purchase Agreement or (ii) in connection with the Bank's exercise of one or more of its rights under the DCCLP Agreements or the Everett Agreements after declaring a default under such agreements;

(b) an extraordinary corporation transaction, such as a merger, consolidation, reorganization or liquidation, involving the Company or its subsidiaries;

(c) a sale or transfer of a material amount of assets of the Company or its subsidiaries;

(d) a change in the present composition of the Board of Directors or management of the Company, including present plans or proposals to change the number or term of directors or to fill any existing vacancies on the Board of Directors of the Company;

(e) a material change in the present capitalization or dividend policy of the Company;

(f) a material change in the Company's business or corporate structure;

(g) a change in the Company's Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws or instruments corresponding thereto or other actions which may impede the acquisition of control of the Company by any person;

(h) causing a class of securities of the Company to cease to be authorized to be quoted in an inter-dealer quotation system of a registered national securities association; or

(i) causing a class of equity securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Securities Exchange Act of 1934, as amended.

For purposes of this Letter Agreement, the term "affiliate" shall have the meaning given to such term by Rule 501(b) under the Securities Act of 1933, as amended; provided, however, that the mere ownership of securities of an entity (the "Subject Entity") by the Bank or any of its affiliates in an amount sufficient to require the Bank or such affiliate to report its beneficial ownership of the securities of the Subject Entity in a report on Schedule 13D or Schedule 13G under the Securities Exchange Act of 1934, as amended, shall not, in itself, be sufficient to cause the Subject Entity to be deemed to be an "affiliate" of the Bank.

Very truly yours,

Bank of America, N.A.

By:

Name:

Title:

Schedule 3.12

The parties agree that no calculation can be performed at this time.

1. Amended and Restated Certificate of Incorporation of the Company. The Certificate of Incorporation includes the Certificates of Designation for the Preferred Stocks listed in Paragraphs (2) through (6) below.

2. Certificate of Designation for the 13% Senior Exchangeable Preferred Stock of the Company due 2009.
    Under Section (h), if a "Change of Control" occurs, the company will be required to offer to purchase the outstanding preferred stock at 101% of the liquidation preference of the preferred stock. "Change of Control" is defined to mean (in relevant part), a "person" or "group" (within the meaning of Section 13(d) or 14(d)(ii) of the Exchange Act) becoming the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by the Existing Stockholders and their Affiliates on such date.

3. Certificate of Designation for the 12 1/4% Senior Exchangeable Preferred Stock of the Company issued January, 1998.

(a) "Change of Control" is addressed in Section (h) of this Certificate. The provision and the definition of "Change of Control" in this Certificate establish the same threshold as the securities described under Paragraph (2) above.

4. Certificate of Designation of 12 1/4% Senior Exchangeable Preferred Stock of the Company issued December, 1998.

(a) "Change of Control" is addressed in Section (h) of this Certificate. The provision and the definition of "Change of Control" in this Certificate establish the same threshold as the securities described under Paragraph (2) above.

5. Certificate of Designation of the Series A Convertible Preferred Stock of the Company issued February, 2001.

(a) "Change of Control" is addressed in Paragraph 5(b) of this Certificate. The provision and the definition of "Change of Control" in this Certificate establish the same threshold as above, except that "Family Members" of Everett Dobson (including his spouse, children, parents or his or their family trusts) are explicitly considered "affiliates" such that their shares are included in the calculation of shares held by DCCLP.

6. Certificate of Designation of the Series AA Preferred Stock of the Company issued February, 2001.

(a) "Change of Control" is addressed in Paragraph 5(b) of this Certificate. The provision and the definition of "Change of Control" in this Certificate establish the same threshold as under the Series A Preferred Stock described in Paragraph (5) above.

7. Indenture for 11 3/4% Senior Notes of the Company due 2007.

(a) "Change of Control" is addressed in Section 4.11 of this Indenture. The provision and the definition of "Change of Control" in this Indenture establish the same threshold as the securities described in Paragraph (2) above.

8. Indenture for 10 7/8% Senior Notes of the Company due 2010.

(a) "Change of Control" is addressed in Section 4.16 of this Indenture. The provision and the definition of "Change of Control" in this Indenture establish the same threshold as the securities described in Paragraph (2) above.

9. Indenture for 12 1/4% Senior Notes of Dobson/Sygnet Communications Company due 2008.

(a) "Change of Control" is addressed in Section 4.11 of this Indenture. The provision and the definition of "Change of Control" in this Indenture establish the same threshold as the securities described in Paragraph (2) above.

10. Syndicated Revolving Credit and Term Loan Agreement of Dobson Operating Co., LLC, as amended through January 23, 2002.

(a) A "Change of Control" constitutes a "Default" under Section 10.8 of this Agreement. A Change of Control will exist where, in relevant part, either:

(i) DCCLP ceases to own at least 35% of the total voting power of the then outstanding voting stock of the Company, or

(ii) any "person" or "group" becomes the ultimate beneficial owner (as such terms are used in the Exchange Act) of more than 35% of the total voting power of the Voting Stock of the Company on a fully diluted basis and such ownership represents a greater percentage of the total voting power of the Voting Stock of the Company, on a fully diluted basis, than is held by Everett R. Dobson and his affiliates.

11. Credit Agreement among American Cellular Corporation, as Borrower, and others, as Lenders, dated as of February 25, 2000, as amended.

(a) A "Change of Control" constitutes a default under Section 10.8 of this Agreement. So long as ACC Acquisition is a limited liability company, Change of Control is defined as, among other events, AWS and its Affiliates ceasing to own 50% of the economic interests in the LLC and to have the right to appoint all management committee representatives, after the occurrence of a "Dobson Change of Control." A "Dobson Change of Control" is defined to include any of:

(i) the "Dobson Group" (meaning DCCLP, RLD, Inc. and certain named family trusts) ceases to be the exclusive beneficial owner of at least 35% of the outstanding capital stock of the Company on a fully diluted basis; or

(ii) Everett R. Dobson and the Dobson Group cease to have, directly or indirectly, the exclusive right to vote not less than 35% of the voting interests in the Company.